Exhibit 10.7

_________________________________________________

AMENDED AND RESTATED LOAN AGREEMENT
by and among
RP HOTEL HOLDINGS, LLC, a Delaware limited liability company, as Borrower,
THE FINANCIAL INSTITUTIONS PARTY HERETO
AND THEIR ASSIGNEES UNDER SECTION 12.12,
as Lenders,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent

_________________________________________________

Entered into as of March 9, 2015
Loan No. 1013507

Loan No. 1013507

ARTICLE I	DEFINITIONS			1

	Section	1.1	Defined Terms	1
	Section	1.2	Exhibits Incorporated	22

ARTICLE II	LOAN			22

	Section	2.1	Loan	22
	Section	2.2	Rates and Payment of Interest on Loans	22
	Section	2.3	Payments	25
	Section	2.4	Fees	26
	Section	2.5	Intentionally Omitted	26
	Section	2.6	Repayment of Loan	26
	Section	2.7	Prepayments	26
	Section	2.8	Loan Documents	27
	Section	2.9	Effective Date	27
	Section	2.10	Maturity Date	27
	Section	2.11	Full Repayment and Release	27
	Section	2.12	Letters of Credit	28
	Section	2.13	Additional Security Interest	28
	Section	2.14	Extension of Maturity Date	28
	Section	2.15	Authorized Representative	29
	Section	2.16	Lenders' Accounting	29

ARTICLE III	DISBURSEMENT			29

	Section	3.1	Conditions Precedent	29
	Section	3.2	Borrower's Account, Pledge and Assignment, and Disbursement Authorization	32
	Section	3.3	Disbursement	33

ARTICLE IV	INTENTIONALLY OMITTED			33

ARTICLE V	INSURANCE			33

	Section	5.1	Title Insurance	33
	Section	5.2	Property Insurance	33
	Section	5.3	Flood Hazard Insurance	34
	Section	5.4	Liability Insurance	34
	Section	5.5	Terrorism	34
	Section	5.6	Business Interruption Insurance	34
	Section	5.7	Other Coverage	34

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	Section	5.8	General	34

ARTICLE VI	REPRESENTATIONS AND WARRANTIES			34

	Section	6.1	Authority/Enforceability	35
	Section	6.2	Binding Obligations	35
	Section	6.3	Formation and Organizational Documents	35
	Section	6.4	No Violation	35
	Section	6.5	Compliance with Laws	35
	Section	6.6	Litigation	35
	Section	6.7	Financial Condition	35
	Section	6.8	No Material Adverse Change	36
	Section	6.9	Accuracy	36
	Section	6.10	Americans with Disabilities Act Compliance	36
	Section	6.11	Tax Liability; Separate Tax Parcel	36
	Section	6.12	Business Loan	37
	Section	6.13	Condemnation	37
	Section	6.14	Enforceability	37
	Section	6.15	Certificate of Occupancy; Licenses	37
	Section	6.16	Physical Condition	37
	Section	6.17	Management Agreement	37
	Section	6.18	Franchise Agreement	38
	Section	6.19	Contracts	38
	Section	6.20	Personal Property	38
	Section	6.21	FF&E and Inventory	38
	Section	6.22	Accounts	38
	Section	6.23	Vehicles	38
	Section	6.24	Budgets	38
	Section	6.25	Special Purpose Entity Status	38
	Section	6.26	Survival of Representations	40

ARTICLE VII	HAZARDOUS MATERIALS			40

	Section	7.1	Special Representations and Warranties	40
	Section	7.2	Hazardous Material Covenants	41
	Section	7.3	Inspection by Administrative Agent	42
	Section	7.4	Hazardous Materials Indemnity	42

ARTICLE VIII	COVENANTS OF BORROWER			43

	Section	8.1	Performance Obligations	43
	Section	8.2	Expenses	43
	Section	8.3	ERISA Compliance	43
	Section	8.4	Leasing	43
	Section	8.5	Approval of Leases	43
	Section	8.6	Subdivision Maps; Use	44
	Section	8.7	Opinion of Legal Counsel	44

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	Section	8.8	Franchise Agreement	44
	Section	8.9	Actions to Maintain Property	45
	Section	8.10	Proceedings	45
	Section	8.11	Correction of Defects	46
	Section	8.12	Personal Property	46
	Section	8.13	Operation of the Property	46
	Section	8.14	Completions of Renovations	46
	Section	8.15	Accounts	47
	Section	8.16	FF&E Reserves	47
	Section	8.17	Taxes, Assessments, Encumbrances	48
	Section	8.18	Management of Property	48
	Section	8.19	Subordination of Management Agreement	48
	Section	8.20	Comfort Letter	48
	Section	8.21	Replacement of Manager	48
	Section	8.22	Liens	48
	Section	8.23	Dissolution	48
	Section	8.24	Material Contracts	49
	Section	8.25	Indebtedness	49
	Section	8.26	Transactions with Affiliates	49
	Section	8.27	Other Business	49
	Section	8.28	Further Assurances	49
	Section	8.29	Assignment	49
	Section	8.30	Interest Rate Protection	49
	Section	8.31	No Sale or Encumbrance	50
	Section	8.32	Organization Documents	50

ARTICLE IX	REPORTING COVENANTS			50

	Section	9.1	Monthly Reporting	51
	Section	9.2	DSCR Certificate	51
	Section	9.3	Other	51
	Section	9.4	Books and Records	52

ARTICLE X	DEFAULTS AND REMEDIES			52

	Section	10.1	Default	52
	Section	10.2	Acceleration Upon Default; Remedies	55
	Section	10.3	Disbursements To Third Parties	55
	Section	10.4	Repayment of Funds Advanced	55
	Section	10.5	Rights Cumulative, No Waiver	55

ARTICLE XI	THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS			56

	Section	11.1	Appointment and Authorization	56
	Section	11.2	Wells Fargo as Lender	57
	Section	11.3	Defaulting Lenders	57

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	Section	11.4	Distribution and Apportionment of Payments; Defaulting Lenders	58
	Section	11.5	Pro Rata Treatment	59
	Section	11.6	Sharing of Payments, Etc	60
	Section	11.7	Collateral Matters; Protective Advances	60
	Section	11.8	Post-Foreclosure Plans	61
	Section	11.9	Approvals of Lenders	62
	Section	11.10	Notice of Defaults	63
	Section	11.11	Administrative Agent's Reliance, Etc	63
	Section	11.12	Indemnification of Administrative Agent	64
	Section	11.13	Lender Credit Decision, Etc	65
	Section	11.14	Successor Administrative Agent	65
	Section	11.15	No Set-Offs	66
	Section	11.16	Taxes	66

ARTICLE XII	MISCELLANEOUS PROVISIONS			70

	Section	12.1	Indemnity	70
	Section	12.2	Form of Documents	71
	Section	12.3	No Third Parties Benefited	71
	Section	12.4	Notices	71
	Section	12.5	Attorney-in-Fact	71
	Section	12.6	Actions	71
	Section	12.7	Rights of Contest	72
	Section	12.8	Relationship of Parties	72
	Section	12.9	Delay Outside Lender's Control	72
	Section	12.10	Attorneys' Fees and Expenses; Enforcement	72
	Section	12.11	Amendments and Waivers	72
	Section	12.12	Successors and Assigns	74
	Section	12.13	Capital Adequacy; Additional Costs	76
	Section	12.14	Lender's Agent	80
	Section	12.15	Tax Service	80
	Section	12.16	Waiver of Right to Trial by Jury	80
	Section	12.17	Severability	81
	Section	12.18	Time	81
	Section	12.19	Headings	81
	Section	12.20	Governing Law	81
	Section	12.21	Integration; Interpretation	81
	Section	12.22	Joint and Several Liability	81
	Section	12.23	Counterparts	81
	Section	12.24	Electronic Delivery of Certain Information	82
	Section	12.25	Public/Private Information	82
	Section	12.26	USA Patriot Act Notice; Compliance	83
	Section	12.27	Syndication Cooperation	83

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Section	12.28	Operating Lessee - No Liability	83
Section	12.29	Assignment of Loan Documents	83

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SCHEDULES

SCHEDULE 1.1	PRO RATA SHARES
SCHEDULE 6.3	BORROWER’S ORGANIZATIONAL CHART
SCHEDULE 6.6	LITIGATION
SCHEDULE 8.15	ACCOUNTS
SCHEDULE 8.26	AFFILIATE TRANSACTIONS

EXHIBITS

EXHIBIT A	DESCRIPTION OF PROPERTY
EXHIBIT B	DOCUMENTS
EXHIBIT C	CONTRACTS
EXHIBIT D	FORM ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT E	FORM DSCR COMPLIANCE CERTIFICATE
EXHIBIT F	FORM PROMISSORY NOTE
EXHIBIT G	FORM DISBURSEMENT INSTRUCTION AGREEMENT
EXHIBIT H-1	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT H-2	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT H-3	FORM OF U.S. TAX COMPLIANCE CERTIFICATE
EXHIBIT H-4	FORM OF U.S. TAX COMPLIANCE CERTIFICATE

Loan No. 1013507

AMENDED AND RESTATED LOAN AGREEMENT
THIS AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is entered into as of March 9, 2015, by and among RP HOTEL HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), each of the financial institutions initially a signatory hereto together with their successors and assignees under Section 12.12 (“Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for itself and Lenders (“Administrative Agent”).
R E C I T A L S
A.    Borrower owns the real property (including the Improvements (as hereafter defined) now or hereafter located thereon) described in Exhibit A hereto (the “Property”).
B.    Pursuant to the terms of a Loan Agreement, dated as of June 11, 2013, Administrative Agent previously made a loan to Borrower and RP Hotel Operating Co., Inc., a Delaware corporation (“Operating Lessee”), in the principal amount of $130,000,000 (as heretofore amended, the “Original Loan Agreement”); provided, for clarity, Operating Lessee was not an obligor under the original promissory note executed in connection with the Original Loan Agreement and is not and will not become an obligor under the Note executed in connection with this Agreement or otherwise be or become obligated to pay the Indebtedness due under the Note or the other Loan Documents.
C.    Borrower, Lenders and Administrative Agent desire to amend and restate the Original Loan Agreement in accordance with the terms of this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

Section 1.1    Defined Terms. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.
“Acceptable Counterparty” - means (i) Administrative Agent, or (ii) any counterparty to a Derivative Contract acceptable to Administrative Agent that has a long-term unsecured debt rating of “A-” or better by S&P and “A3” or better from Moody's, which rating shall not include a “t” or otherwise reflect a termination risk.
“Account Collateral” – means and includes (i) all cash, instruments, securities and Funds on deposit in the Accounts, (ii) all investments of funds in the Accounts and all certificates, securities and instruments evidencing any such investments of funds in or from the Accounts and (iii) all interest, dividends, cash, instruments and other property received as Proceeds or otherwise of, or in substitution or exchange for, any collateral described in (i) and (ii) above.

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“Accounts” – means the accounts identified on Schedule 8.15 attached hereto.
“Accounts Payable” – means amounts payable by Borrower to another Person.
“Accounts Receivable” – means amounts due to Borrower from another Person, customarily for the sale of a good or services.
“ADA” – means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq. as now or hereafter amended or modified.
“Additional Costs” shall have the meaning given to such term in Section 12.13(b).
“Adjusted NOI” - means, as determined for the applicable twelve-month period, the Net Operating Income of the Property, subject to the following adjustments:
(a)    management fees for the Property shall equal the greater of (i) three percent (3%) of Gross Operating Revenues for the Property, or (ii) the actual Base Management Fees paid under the Management Agreement;
(b)    reserves for FF&E and capital items for the Property shall equal the greater of (i) four percent (4%) of Gross Operating Revenues for the Property, or (ii) the amount of reserves required under the Management Agreement or Franchise Agreement;
(c)    franchise fees for the Property shall equal the greater of (i) four percent (4%) of Gross Operating Revenues for the Property, or (ii) the actual franchise fees (which includes both royalty fees and program or marketing fees) payable under the applicable Franchise Agreement; provided, the adjustment for franchise fees shall be applicable only if the Property is subject to a Franchise Agreement; and
(d)    Incentive Management Fees shall not be included in Permitted Operating Expenses for purposes of calculating Adjusted NOI so long as they are effectively subordinated to payment of all Obligations hereunder.
“Administrative Agent” means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 11.14.
“Administrative Questionnaire” means the Administrative Questionnaire completed by each Lender and delivered to Administrative Agent in a form supplied by Administrative Agent to Lenders from time to time.
“Affiliate” – means, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person. In no event shall Administrative Agent or any Lender be deemed to be an Affiliate of Borrower.
“Agreement” – shall have the meaning given to such term in the preamble hereto.

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“Alternate Rate” – is a rate of interest per annum four percent (4%) in excess of the Variable Rate.
“Amortization Payments” – shall have the meaning given to such term in Section 2.7(b)(ii).
“Applicable Law” - means all constitutions, statutes, rules, regulations and orders of any Governmental Authority, including all orders and decrees of all courts, tribunals and arbitrators applicable to a Loan Party, the Property, the Administrative Agent or any Lender, as the context requires.
“Appraisal” - means an M.A.I. appraisal of the Property commissioned by and addressed to the Administrative Agent (acceptable to the Administrative Agent as to form and substance), prepared by a qualified, independent appraiser acceptable to the Administrative Agent, having at least the minimum qualifications required under Applicable Law governing the Administrative Agent and the Lenders, including without limitation, FIRREA, and determining the “as-is” market value of the Property as between a willing buyer and a willing seller.
“Approved Fund” – means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.
“Approved Operating Budget” - shall have the meaning given to such term in Section 9.3(a).
“Approved Capital Budget” - shall have the meaning given to such term in Section 9.3(a).
“Approved Marketing Plan” - shall have the meaning given to such term in Section 9.3(a).
“Assignee” – shall have the meaning given to such term in Section 12.12(c).
“Assignment and Assumption Agreement” - means an Assignment and Assumption Agreement among a Lender, an Assignee, and the Administrative Agent, substantially in the form of Exhibit E.
“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.
“Base Management Fees” – means fees payable under the Management Agreement that are calculated on the basis of a percentage of Gross Operating Revenues.
“Book Value” means, with respect to any asset, the book value of such asset as determined in accordance with GAAP.
“Borrower” – shall have the meaning given to such term in the preamble hereto.
“Borrower’s Agents” – means James L. Francis, Douglas W. Vicari or Graham J. Wootten.

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“Business Day” – means (a) any day of the week other than Saturday, Sunday or other day on which the offices of Administrative Agent in San Francisco, California are authorized or required to close and (b) with reference to the LIBO Rate, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.
“Calculated Interest Rate” – means the rate of interest, equal to the sum of: (a) two and two-fifths percent (2.40%) plus (b) the LIBO Rate.
“Capitalized Lease Obligation” - means obligations under a lease (to pay rent or other amounts under any lease or other arrangement conveying the right to use) that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.
“Chattel Paper” – shall have the meaning given to such term in the Uniform Commercial Code.
“Collateral” - means any real or personal property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document or specified Derivative Contract to which it is a party, and includes, without limitation, the “Subject Property” under and as defined in the Mortgage, the Management Agreement and all other property subject to a Lien created by a Security Document.
“Commitment” - means, as to each Lender, an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 as such Lender’s “Commitment Amount” (as the same may be assigned in accordance with this Agreement) in each case as the same may be reduced from time to time pursuant to the terms of this Agreement.
“Commitment Percentage” - means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have been terminated or been reduced to zero, the “Commitment Percentage” of each Lender with a Commitment shall be the “Commitment Percentage” of such Lender in effect immediately prior to such termination or reduction.
“Contracts” – means all contracts, agreements, warranties, guaranties and representations relating to or governing the use, occupancy, operation, management, name or chain affiliation and/or guest reservation, repair and service of the Property, and all leases, occupancy agreements, concession agreements, and commitments to provide rooms or facilities in the future, including all amendments, modifications and supplements to any of the foregoing.
“Control” – means, with respect to any Person, the power to direct the management, operation and business of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.
“Default” – shall have the meaning given to such term in Section 10.1.

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“Defaulting Lender” – means, subject to Section 11.4(c), any Lender that (a) has failed to (i) fund all or any portion of its Commitment within 2 Business Days of the date required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 2 Business Days of the date when due, (b) has notified Borrower and Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an advance of the Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Federal Bankruptcy, insolvency or other similar state or federal debtor relief law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 11.4(c)) upon delivery of written notice of such determination to Borrowers and each Lender.
“Derivative Contract” – means any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement, howsoever described or defined) transaction entered into by Borrower and an Acceptable Counterparty, including, without limitation, the Existing Swap, together with all documents and agreements relating thereto, including any ISDA Master Agreement, Schedule and/or Confirmation, together with all modifications, extensions, renewals and replacements thereof.
“Derivatives Termination Value” - means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement or provision relating thereto, (a) for any date on or after the date such Derivatives Contracts have been terminated or closed out, the termination amount or value determined in accordance therewith, and (b) for any date prior to the date such Derivatives Contracts have been terminated or closed out,

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the then-current mark-to-market value for such Derivatives Contracts, determined based upon one or more mid-market quotations or estimates provided by any recognized dealer in Derivatives Contracts (which may include the Administrative Agent, any Lender or any Affiliate of any thereof).
“DSCR” – means the ratio of (a) Adjusted NOI for the most recent twelve-month period for which information is available (provided, Borrower’s failure to timely deliver financial information as required herein shall not render such information unavailable) to (b) Pro Forma Debt Service calculated as of the date of determination.
“DSCR Certificate” – means a certificate, in the form attached hereto as Exhibit E, delivered by Borrower to Administrative Agent as and when required under Section 9.2.
“DSCR Failure” – means the failure to satisfy the Minimum DSCR Hurdle as of the date of determination of such Minimum DSCR Hurdle.
“DSCR Test Date” – means the last day of each calendar quarter during the term of the Loan, commencing with June 30, 2016.
“Effective Date” – means March 9, 2015.
“Effective Rate” – shall have the meaning given to such term in Section 2.2(e).
“Eligible Assignee” – means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default exists, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or Subsidiaries.
“Environmental Report” – shall have the meaning given to such term in Section 7.1(a).
“Equipment” – shall have the meaning given to such term in the Uniform Commercial Code.
“Equity Interests” – means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” - means the Employee Retirement Income Security Act of 1974, as amended.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or

Loan No. 1013507

measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 11.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 11.16(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Swap” – means ISDA Master Agreement entered into by Borrower with Wells Fargo Bank, dated as of March 9, 2015, and the rate confirmation letter, dated March 9, 2015, referring to trade number 15552648.
“Extended Maturity Date” – means March 9, 2018.
“Extended Term” – means the period beginning on the day following the Original Maturity Date and ending on the Extended Maturity Date.
“Extension DSCR Hurdle” means 1.25:1.00.
“FATCA” – means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any applicable intergovernmental agreement with respect thereto entered into with the United States.
“Federal Funds Rate” – means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.
“Fees” - means the fees and commissions provided for or referred to in Section 2.4 and any other fees payable by the Borrower hereunder, under any other Loan Document or under any fee letter entered into by and among Borrower and Wells Fargo.
“Fee Letter” – means the Fee Letter dated as of the date hereof by and between Administrative Agent and Borrower.

Loan No. 1013507

“FF&E” – all furnishings, furniture, fixtures, machinery, apparatus, equipment, fittings, appliances, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, china, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, linens, pillows, blankets, glassware, silverware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, computers, monitors, printers, other computer equipment, wireless internet equipment, in-room internet equipment, fiber optic or other internet cable, audio visual equipment, speakers, sound systems, entertainment systems, “disc jockey” systems, projectors, fitness equipment, free weights, treadmills, stationary bicycles, “stairmasters”, weight machines, spa equipment, massage tables, beauty treatment supplies, hair styling equipment, saloon equipment, sun beds, medical equipment, automobiles, tractors, trailers, golf carts, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning-waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), building supplies and materials, chattels, goods, consumer goods, inventory, other customary hotel equipment, and all other articles of personal property of every kind and nature whatsoever, tangible or intangible, now, heretofore or hereafter arising out of or related to the ownership of the Property, or acquired with proceeds of the Loan, or located in, on or about the Property, or used or intended to be used with or in connection with the construction, use, operation or enjoyment of the Property, excluding any personal property owned by the tenants or a Manager of the Property; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing.
“FF&E Expenses” – means the costs of FF&E actually incurred by the Borrower in accordance with the terms of a Franchise Agreement or Management Agreement, or otherwise in accordance with an Approved Capital Budget.
“FF&E Reserve” – shall have the meaning given to such term in Section 8.16.
“FF&E Reserve Account” - means Borrower’s account No. 4025236928 at Wells Fargo Bank, denominated RP Hotel Holdings, LLC”.
“FIRREA” - means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.
“Franchise Agreement” – means, (a) The Royal Palm, Miami-South Beach Franchise Agreement For Conversion Hotel, dated as of March 9, 2015, by and between Operating Lessee and Franchisor, or (b) any replacement agreement entered into by Borrower in accordance with the terms of this Agreement from time to time.
“Franchisor” – means The Sheraton LLC, a Delaware limited liability company.

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“Fund” – means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funds” – means all money, checks, drafts, instruments, items or other things of value from time to time paid, held or deposited in or to be deposited in (whether for collection or otherwise), or credited to (whether provisionally or otherwise) the Accounts.
“GAAP” – means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
“General Intangibles” – shall have the meaning given to such term in the Uniform Commercial Code.
“Governmental Authority” - means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Gross Operating Revenues” – means, for any period of time, without duplication, all income and proceeds of sales of every kind (whether in cash or on credit and computed on an accrual basis) received by Borrower, Operating Lessee or Manager for the use, occupancy or enjoyment of the Property or the sale of any goods, services or other items sold on or provided from the Property in the ordinary course of operation of the Property, including, without limitation, all income received from tenants, transient guests, lessees (other than communications equipment lessees or service providers), licensees and concessionaires and other services to guests at the Property, and the proceeds from business interruption insurance, but excluding the following: (i) any excise, sales or use taxes or similar government charges collected directly from patrons or guests, or as a part of the sales price of any goods, services or displays, such as gross receipts, admission, cabaret or similar or equivalent taxes; (ii) receipts from condemnation awards or sales in lieu of or under threat of condemnation; (iii) proceeds of insurance (other than business interruption insurance); (iv) other allowances and deductions as provided by the Uniform System in determining the sum contemplated by this definition, by whatever name, it may be called; (v) proceeds of sales, whether dispositions of capital assets, FF&E or Equipment (other than sales of Inventory in the ordinary course of business); (vi) gross receipts received by tenants (other than Operating Lessee), lessees, licensees or concessionaires of the Property; (vii) consideration received at the Property for hotel accommodations, goods and services to be provided at other hotels although arranged by, for or on behalf of, and paid over to, the applicable Manager; (viii) tips, service charges and gratuities collected for the benefit of employees; (ix) proceeds of any financing; (x) working capital provided by Borrower or Operating Lessee; (xii) amounts collected from guests or patrons of the Property on

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behalf of Property tenants and other third parties; (xii) the value of any goods or services in excess of actual amounts paid (in cash or services) provided by the applicable Manager on a complimentary or discounted basis; and (xiii) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business. Gross Operating Revenues shall be reduced by credits or refunds to guests at the applicable Property.
“Guarantor(s)” - means, individually or collectively, Parent and the Operating Partnership.
“Guaranty”, “Guaranteed” or to “Guarantee” – as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Limited Guaranty.
“Hazardous Materials” – shall have the meaning given to such term in Section 7.1(a).
“Hazardous Materials Claims” – shall have the meaning given to such term in Section 7.1(c).
“Hazardous Materials Laws” – shall have the meaning given to such term in Section 7.1(b).
“Incentive Management Fees” – means, with respect to the Property, amounts denominated in the Management Agreement as “Incentive Management Fees,” or if there is no such designation, fees in the nature of incentive management fees (other than reimbursements due to Manager for operating expenses and other out-of-pocket costs and expenses in accordance with the Management Agreement) to be paid to the Manager under the Management Agreement that are in excess of the Base Management Fees.
“Indebtedness” - means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed; (b) all obligations of such Person (other than (x) trade payables incurred in the ordinary course of business and not more than sixty (60) days past due and (y) equipment leases entered into in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds,

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debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (d) net obligations under any Derivative Contract (which shall be deemed to have an amount equal to the Derivatives Termination Value thereof at such time but in no event shall be less than zero); and (e) all Indebtedness of other Persons which (i) such Person has Guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.
“Indemnifiable Amounts” – shall have the meaning given to such term in Section 11.12.
“Indemnified Taxes” – means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Indemnitee” – shall have the meaning given to such term in Section 12.1.
“Indemnitor” – means Guarantor, and any other Person that, in any manner, is or becomes obligated to Lender under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).
“Information Materials” – shall have the meaning given to such term in Section 12.25.
“Inventory” – shall have the meaning given to such term in the Uniform Commercial Code, together with and including within the term “Inventory” (a) items which would be entered on a balance sheet under the line items for “Inventory” and (b) “china, glassware, silver, linen and uniforms” under the Uniform System of Accounts.
“Lender” – means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns. With respect to matters requiring the consent or approval of all Lenders, at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders.”
“Lending Office” means, for each Lender, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify Administrative Agent in writing from time to time.
“Letter of Credit” – means a standby letter of credit (and any amendment thereof) that (i) is issued by a bank acceptable to Administrative Agent, (ii) has an expiry date of not earlier than the later to occur of: (a) the Original Maturity Date and, (b) one (1) year from its issuance, (iii) may be drawn upon by presentation by Administrative Agent of a sight draft at a location satisfactory

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to Administrative Agent, and (iv) is otherwise satisfactory to Administrative Agent in its sole discretion.
“LIBO Rate” – means the rate of interest per annum determined by Administrative Agent on the basis of the rate for United States Dollar deposits for delivery on the first (1st) day of each LIBO Rate Period, for a period approximately equal to such LIBO Rate Period, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of the LIBO Rate Period (or if not so reported, then as determined by Administrative Agent from another recognized source or interbank quotation).
“LIBO Rate Commencement Date” – means the date upon which the LIBO Rate Period commences.
“LIBO Rate Period” – means a period commencing on the first (1st) Business Day of a calendar month and continuing to, but not including, the first (1st) Business Day of the next calendar month; provided, however, that no LIBO Rate Period shall extend beyond the Maturity Date.
“LIBO Rate Portion” – means the principal balance of the Loan outstanding on the first (1st) Business Day of a given calendar month which is subject to a Calculated Interest Rate.
“LIBO Rate Price Adjustment” – has the meaning given to such term in Section 2.6(h).
“LIBOR Loan” – means a portion of the Loan bearing interest at a rate based on the LIBO Rate.
“Licenses” – shall have the meaning given to such term in Section 6.15.
“Lien” - as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases or rents, pledge, lien, hypothecation, assignment, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the UCC); and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.
“Limited Guaranty” – means that certain Limited Guaranty, dated of even date herewith, by Guarantor in favor of Administrative Agent, for the benefit of Lenders, as the same may be amended, restated or replaced from time to time.

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“Loan” - means the principal sum of up to $125,000,000 that Lenders have agreed to lend and Borrower has agreed to borrow pursuant to the terms and conditions of this Agreement.
“Loan Account” – shall have the meaning given to such term in Section 2.16.
“Loan Documents” – means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents.
“Loan Party” - means Borrower, Operating Lessee and Guarantor and each other Person who guarantees all or a portion of the Obligations and/or who pledges any Collateral to secure all or a portion of the Obligations.
“Lockout Date” – shall have the meaning given to such term in Section 2.7(a).
“Major Lease” - means a Lease of any restaurant space or a Lease that demises more than 2,000 rentable square feet of the Property.
“Major Renovations” - means Renovations (including all Renovations that are part of an overall plan or that are similar or related to other Renovations, even though not performed at the same time) that (a) have resulted in, or are reasonably expected to result in, more than twenty-five percent (25%) of the rooms at the Property not being available for occupancy for a period of more than sixty (60) days, (b) have a projected cost that exceeds twenty percent (20%) of the Book Value of the Property (as determined prior to the commencement of such Renovations) or (c) have resulted in, or are reasonably expected to result in, a reduction of Net Operating Income of the Property of twenty percent (20%) or more during any period of twelve (12) consecutive months (as compared to the period of twelve (12) consecutive months immediately prior to the commencement of such Renovations).
“Management Agreement” - means the Management Agreement dated as of March 9, 2015, between Operating Lessee and Manager, together with all modifications, amendments, restatements, extensions, renewals or any replacement management agreement and/or owner agreement entered into with respect to the management of the Property which is approved by Administrative Agent in its reasonable discretion.
“Management Agreement Assignment/Subordination” - means, with respect to the Property, a document or documents, in form and substance satisfactory to Administrative Agent, pursuant to which (a) Operating Lessee assigns the Management Agreement for the Property to Administrative Agent for its benefit and the benefit of Lenders as Collateral and (b) Manager acknowledges and agrees to such assignment and subordinates the Management Agreement to the Mortgage on terms and conditions reasonably satisfactory to Administrative Agent.
“Manager” – means Merritt Hospitality, LLC, a Delaware limited liability company, or any replacement manager (which shall be subject to the prior written approval of Administrative Agent in its reasonable discretion) engaged to manage the Property or any portion thereof.

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“Material Adverse Change” – means a change, circumstance, or occurrence that Administrative Agent reasonably expects to have a Material Adverse Effect.
“Material Adverse Effect” - means a materially adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of the Loan Parties taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its material obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of Lenders and Administrative Agent under any of the Loan Documents, or (e) the Property.
“Material Contract” - means (a) the Management Agreement, (b) the Franchise Agreement, (c) the Operating Lease, (d) any Major Lease, (e) any material agreement relating to parking for the Property, and (f) any other contract or other arrangement relating to the Property (other than Loan Documents), whether written or oral, to which the Borrower or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Maturity Date” – means the Original Maturity Date or the Extended Maturity Date, as applicable.
“Minimum DSCR Hurdle” - means the following ratio:

Effective Date	Minimum DSCR Hurdle
From June 30, 2016 through, but not including, December 31, 2016	1.00:1.00
From December 31, 2016 through, but not including the Original Maturity Date	1.10:1.00
From and after the Original Maturity Date	1.25:1.00*
*Such DSCR Hurdle is a condition to exercise the Extension Option and shall continue during the Extension Period

“Moody’s” - means Moody's Investor Service, Inc.
“Mortgage” – means that certain Second Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated of even date herewith, executed by Borrower and Operating Lessee, as mortgagor, in favor of Administrative Agent for its benefit and the benefit of Lenders, as mortgagee, as hereafter amended, supplemented, replaced or modified.
“Negative Pledge” - means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that

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limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Operating Income” - means the amount by which the Gross Operating Revenues from the Property exceed the Permitted Operating Expenses of the Property, in the aggregate.
“Non-Pro Rata Advance” shall mean a Protective Advance or a disbursement under the Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Shares in breach of their obligations under this Agreement.
“Note” – means each promissory note of Borrower substantially in the form of Exhibit G, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment. All of such Notes are referred to herein collectively as the “Notes”.
“Obligations” - means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Loan; (b) all other indebtedness, liabilities, obligations, covenants and duties of Borrower or any of the other Loan Parties owing to Administrative Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note; and (c) any and all obligations of Borrower to Wells Fargo Bank, National Association, as a counterparty to any Derivative Contract entered into pursuant to the terms of this Agreement.
“Operating Account” – means Operating Lessee’s account No. 4981252760 at Wells Fargo Bank, denominated “RP Hotel Operating Co., Inc.”.
“Operating Lease” – means that certain Lease Agreement dated as of April 8, 2011, between Borrower, as lessor, and Operating Lessee, as lessee, as amended by First Amendment to Lease Agreement, dated as of January 1, 2013.
“Operating Lessee” – means RP Hotel Operating Co., Inc., a Delaware corporation.
“Operating Partnership” – means Chesapeake Lodging, L.P., a Delaware limited partnership.
“Option to Extend” - shall have the meaning given to such term in Section 2.14.
“Original Maturity Date” – shall mean March 9, 2017.
“Other Connection Taxes” – means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Related Documents” – means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.
“Other Taxes” – means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Parent” – means Chesapeake Lodging Trust, a Maryland real estate investment trust.
“Participant” – shall have the meaning given to such term in Section 12.12(b).
“Participant Register” – shall have the meaning given to such term in Section 12.12(g).
“Permitted Debt” – shall mean the Indebtedness permitted pursuant to Section 8.25.
“Permitted Liens” - means, collectively, (i) those matters listed on Schedule B to the Title Policy, (ii) liens with respect to equipment leases with an aggregate value of no more than $2,500,000 at any time, and (iii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Hazardous Materials Law) which are not at the time required to be paid or discharged under Section 8.17, (iv) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (v) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of the Property or impair the intended use thereof in the business of such Person; (vi) Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due; (vii) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (viii) Liens in favor of the Administrative Agent for its benefit and the benefit of the Lenders; (ix) Liens permitted under any Security Documents; (x) judgment Liens not in excess of $250,000 (exclusive of (1) any amounts that are duly bonded to the satisfaction of Administrative Agent in its reasonable discretion or (2) any amount covered by insurance to the satisfaction of Administrative Agent in its reasonable discretion); (xi) deposits or pledges to secure bids, tenders, contracts (other than contracts for payment of money), leases, regulatory or statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (xii) Liens on leased personal property to secure the lease obligations associated with such property; (xviii) the Operating Lease and (xiv) any other matters from time to time that are not material and that are approved in writing by Administrative Agent, but specifically excluding Liens securing monetary obligation.
“Permitted Operating Expenses” - means, for any period of time, all costs and expenses of maintaining, conducting and supervising the operation of the Property which are properly attributable to the period under consideration under Borrower’s system of accounting, including without limitation:

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(a)    the cost of all food and beverages sold or consumed and of all Inventory;
(b)    salaries and wages of personnel employed at the Property, including costs of payroll taxes and employee benefits and all other expenses not otherwise specifically referred to in this paragraph which are referred to as “Administrative and General Expenses” in the Uniform System;
(c)    the cost of all other goods and services obtained by Manager in connection with its operation of the Property including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment;
(d)    the cost of repairs to and maintenance of the Property (excluding capital expenditures);
(e)    insurance premiums for all insurance maintained with respect to the Property, including without limitation, property damage insurance, public liability insurance, and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the use and operation of the Property and losses incurred with respect to deductibles applicable to the foregoing types of insurance;
(f)    workers’ compensation insurance or insurance required by similar employee benefits acts;
(g)    all personal property taxes, real estate taxes, assessments, and any other ad valorem taxes imposed on or levied in connection with the Property (less refunds, offsets or credits thereof, and interest thereon, if any, received during the period in question) and all other taxes, assessments and other charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Manager, Borrower or Operating Lessee with respect to the operation of the Property and water and sewer charges;
(h)    all sums deposited into any maintenance or capital expenditure reserve, including the amount of the applicable FF&E Reserve;
(i)    legal fees related to the operation of the Property;
(j)    the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with non-recurring work on operational, functional, decorating, design or construction problems and activities, including the fees (if any) of Manager in connection therewith, such as ADA studies, life safety reviews, and energy efficiency studies;
(k)    all expenses for marketing the Property, including all expenses of advertising, sales promotion and public relations activities;
(l)    utility taxes and other taxes (as those terms are defined in the Uniform System) and municipal, county and state license and permit fees;

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(m)    all fees (including base and incentive fees), assessments, royalties and charges payable under the Management Agreement and Franchise Agreement;
(n)    reasonable reserves for uncollectible accounts receivable;
(o)    credit card fees, travel agent commissions and other third-party reservation fees and charges;
(p)    all parking charges and other expenses associated with revenues received by Manager related to parking operations, including valet services;
(q)    common expenses charges, common area maintenance charges and similar costs and expenses; and
(r)    any other cost or charge classified as an Operating Expense or an Administrative and General Expense under the Uniform System in the Management Agreement unless specifically excluded under the provisions of this Agreement.
Permitted Operating Expenses shall not include (a) depreciation and amortization except as otherwise provided in this Agreement; (b) the cost of any item specified in the Management Agreement to be provided at Manager’s sole expense; (c) debt service; (d) capital repairs and other expenditures which are normally treated as capital expenditures under the Uniform System or GAAP; or (e) other recurring or non-recurring ownership costs such as partnership or limited liability company administration and costs of changes to business and liquor licenses.
“Person” – means any individual, entity, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association or other entity or governmental authority.
“Personal Property” – means, collectively, the Accounts, Chattel Paper, Contracts, Equipment, General Intangibles, Inventory, FF&E (except to the extent any such FF&E constitutes fixtures), vehicles and cash on hand at the Property; together with all books, records and files relating to any of the foregoing.
“PIP” – means a property improvement plan for the Property, or any portion thereof, prepared by a franchisor or manager (if applicable) of the Property.
“Property” – shall have the meaning given to such term in the Recitals.
“Post Foreclosure Plan” – shall have the meaning set forth in Section 11.8.
“Potential Default” – means an occurrence that but for the passage of time or giving of notice, or both, would constitute a Default hereunder.
“Price Adjustment Date” – shall have the meaning set forth in Section 2.2(h).
“Pro Forma Debt Service” - means the greatest of (a) an amount obtained by multiplying the outstanding principal amount of the Loan amount by ten percent (10.0%), (b) an amount

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(principal and interest) that would be due for the following twelve-month period assuming (i) an interest rate equal to the then-prevailing 10-year Treasury rate plus three and one-half percent (3.50%) and (ii) a twenty-five (25) year amortization schedule and (c) the actual debt service payments (principal plus interest at the Calculated Interest Rate) that would be due hereunder for the immediately following twelve (12) months.
“Pro Rata Share” - means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the Pro Rata Share of such Lender in effect immediately prior to such termination or reduction.
“Proceeding” – shall have the meaning given to such term in Section 8.10.
“Proceeds” – shall have the meaning given to such term in the Uniform Commercial Code, and shall include, without limitation, whatever is receivable or received when Account Collateral or proceeds thereof is sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto (whether or not Lender is loss payee thereof) and all rights to payment with respect to any cause of action relating to any of the Account Collateral.
“Property” – shall have the meaning given to such term in the Recitals hereto.
“Protective Advance” - means all sums expended as determined by Administrative Agent to be necessary or appropriate after Borrower fails to do so when required: (a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Obligations; (b) to prevent the value of any Collateral from being materially diminished; or (c) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 11.7(e).
“Recipient’ – means (a) Administrative Agent, and/or (b) any Lender, as applicable.
“Register’ – shall have the meaning given to such term in Section 12.12(g).
“Regulatory Change” - means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

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“Regulatory Costs” – means, collectively, future, supplemental, emergency or other increases in the Reserve Percentage, or the FDIC assessment rates or any other new or increased requirements or costs imposed by any domestic or foreign Governmental Authority to the extent that they are attributable to a Lender having entered into the Loan Documents or the performance of such Lender’s obligations thereunder, and which result in a reduction in such Lender’s rate of return from the Loan, such Lender’s rate of return on overall capital or any amount due and payable to such Lender under any Loan Document. Regulatory Costs shall not, however, include any requirements or costs that are incurred or suffered by a Lender as a direct result of such Lender’s willful misconduct.
“REIT” - means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“Remargin Payments” – shall have the meaning given to such term in Section 2.7(b)(i).
“Renovations” - means any renovations, remodeling or other capital improvements at the Property (whether performed pursuant to a PIP or otherwise), but not routine maintenance or repairs.
“Requisite Lenders” - means, as of any date, Lenders (which must include Lender then acting as Administrative Agent) having at least 66 2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the aggregate principal amount of the outstanding Loan; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Pro Rata Shares shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of such Defaulting Lenders and, (ii) at all time when two (2) or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two (2) Lenders.
“Reserve Percentage” – means at any time the percentage announced by Administrative Agent as the reserve percentage for the Loan under Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.
“S&P” - means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Securities Act” - means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Security Documents” – means the Mortgage, the Management Agreement Assignment/Subordination, and any security agreement, pledge agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting Administrative Agent’s Liens in any of the Collateral.

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“Security Instruments” – means, collectively, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, leasehold mortgage, leasehold deed of trust, any amendment to or amendment and restatement of any of the preceding, including without limitation, the Mortgage.
“Senior Loans” – shall have the meaning given to such term in Section 11.4(b).
“Separateness Provisions” – shall have the meaning given to such term in Section 6.25(c).
“Solvent” - means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“Subdivision Map” – shall have the meaning given to such term in Section 8.6.
“Subordinated Debt” - means Indebtedness for money borrowed of any of the Loan Parties that is fully unsecured and subordinated in right of payment and otherwise to the Loan and the other Obligations in a manner satisfactory to Administrative Agent in its sole and absolute discretion.
“Subsidiary” - means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
“Taxes” – means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Title Company” – means First American Title Insurance Company.
“Title Policy” shall have the meaning given to such term in Section 3.1(xix).
“Transfer” – shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance, in any case whether voluntarily, involuntarily or by operation of law or otherwise.
“Uniform Commercial Code” – means the Uniform Commercial Code as in effect in the state in which the Property is located.
“Uniform System” – means the Uniform System of Accounts for the Lodging Industry, Tenth Revised Edition, 2014, as published by the Educational Institute of the American Hotel & Lodging

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Association, as revised from time to time to the extent such revision has been or is in the process of being generally implemented within the lodging industry.
“Variable Rate” means the greatest of (i) the sum of (a) the per annum rate of interest equal to the Federal Funds Rate plus one and one-half percent (1.50%), and (b) two and two-fifths percent (2.40%); and (ii) the Calculated Interest Rate for a LIBO Rate Period of one month, reset daily (provided that clause (ii) shall not be applicable during any period in which the LIBO Rate is unavailable or unascertainable).
“Wells Fargo” – means Wells Fargo Bank, National Association.
“Wholly Owned Subsidiary” - means any Subsidiary of a Person in respect of which all of the voting, common Equity Interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.
“Withholding Agent” – means (a) the Borrower, (b) any other Loan Party and/or (c) Administrative Agent, as applicable.
Section 1.2    Exhibits Incorporated. All recitals, exhibits, schedules and/or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

ARTICLE II
LOAN

Section 2.1    Loan. By and subject to the terms of this Agreement, Lenders agree to lend to Borrower, and Borrower agrees to borrow from Lenders, the principal sum of up to One Hundred Twenty-Five Million Dollars ($125,000,000), said sum to be evidenced by the Notes. The Notes shall be secured, in part, by the Mortgage encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Notes shall be used for the purposes identified in the Recitals hereto.
Section 2.2    Rates and Payment of Interest on Loans.
(a)    Interest Payments. Interest accrued on the outstanding principal balance of the Loan shall be due and payable, in the manner provided in Section 2.3, on the first day of each month commencing with the first month after the Effective Date.
(b)    Default Interest. Notwithstanding the rates of interest specified in Section 2.2(e) below and the payment dates specified in Section 2.2(a), at Requisite Lenders’ discretion at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by applicable law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Alternate Rate. All other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is

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expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Requisite Lenders, bear interest from and after demand at the Alternate Rate.
(c)    Late Fee. Borrower acknowledges that any late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement. Such costs include, without limitation, processing and accounting charges. Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date), unless waived by Administrative Agent, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Administrative Agent for the benefit of Lenders and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment. Borrower and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Administrative Agent and Lenders will incur by reason of late payment. Borrower and Administrative Agent further agree that proof of actual damages would be costly and inconvenient. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 10.2, this Section shall apply only to payments overdue prior to the time of such acceleration. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or under any other Loan Document. Such late charge shall be paid without prejudice to any other rights of Administrative Agent.
(d)    Computation of Interest. Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time. In computing interest on the Loan, the date of the making of a disbursement under the Loan shall be included and the date of payment shall be excluded. Notwithstanding any provision in this Section 2.2, interest in respect of the Loan shall not exceed the maximum rate permitted by applicable law.
(e)    Effective Rate. The “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date of this Agreement, be one or more of the following:
(i)    Provided no Default exists under this Agreement:
(A)    Initial Disbursement. For the initial disbursement of principal under the Loan, the Effective Rate on such principal amount shall be the Calculated Interest Rate on the date of disbursement as determined by Administrative Agent. Such Effective Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month. On the first (1st) Business Day of the next calendar month, any principal disbursed during the prior calendar month shall be added to (or become) the LIBO Rate Portion for purposes of calculation of the Effective Rate under subsection (e)(i)(B) below.

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(B)    Reset of Effective Rate. Commencing with the first (1st) Business Day of the first (1st) calendar month after the initial disbursement of principal under the Loan, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the outstanding LIBO Rate Portion under the Loan (i.e., all outstanding principal on such first (1st) Business Day) shall be reset to the Calculated Interest Rate, as determined by Administrative Agent on each such first (1st) Business Day.
(ii)    Default Rate. Upon the occurrence and during the existence of a Default, the Effective Rate applicable to the Loan shall immediately and automatically, be the Variable Rate. Borrower shall be responsible for any LIBO Rate Price Adjustment arising in connection therewith. Further, the Loan may bear interest at the Alternate Rate subject to the provisions of Section 2.2(b) above.
(f)    Intentionally Omitted.
(g)    Taxes, Regulatory Costs and Reserve Percentages. Upon Administrative Agent’s demand, Borrower shall pay to Administrative Agent for the account of each Lender, in addition to all other amounts which may be, or become, due and payable under this Agreement and the other Loan Documents, any and all Taxes (other than Excluded Taxes) and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate. Further, at Administrative Agent’s option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Administrative Agent in its prudent banking judgment, from the date of imposition (or subsequent date selected by Administrative Agent) of any such Regulatory Costs. Administrative Agent shall give Borrower notice of any such Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any Taxes and Regulatory Costs regardless of whether or when notice is so given. A certificate as to the amount of such Taxes and Regulatory Costs submitted to Borrower by Administrative Agent shall be conclusive and binding for all purposes, absent manifest error.
(h)    LIBO Rate Price Adjustment. Borrower acknowledges that prepayment or acceleration of a LIBO Rate Portion during a LIBO Rate Period shall result in Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, on the date a LIBO Rate Portion is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Administrative Agent, for the account of each Lender (in addition to all other sums then owing to Lenders) an amount (“LIBO Rate Price Adjustment”) equal to the then present value of (i) the amount of interest that would have accrued on the LIBO Rate Portion for the remainder of the LIBO Rate Period at the Calculated Interest Rate set on the LIBO Rate Commencement Date, minus (ii) the amount of interest that would accrue on the same LIBO Rate Portion for the same period if the Calculated Interest Rate were set on the Price Adjustment Date at the Calculated Interest Rate in effect on the Price Adjustment Date. The present value shall be calculated by Administrative Agent, for the benefit of the Lenders, using as a discount rate determined by Administrative Agent in respect of the Calculated Interest Rate quoted on the Price Adjustment Date. Upon the Borrower’s request, the Administrative Agent shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof.

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By initialing this provision where indicated below, Borrower confirms that Lenders’ agreement to make the Loan at the interest rates and on the other terms set forth herein and in the other Loan Documents constitutes adequate and valuable consideration, given individual weight by Borrower, for this agreement
Borrower Initials.    ___GJW____________
(i)    Purchase, Sale and Matching of Funds. Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a Calculated Interest Rate as a basis for calculating an Effective Rate or LIBO Rate Price Adjustment; (b) a Calculated Interest Rate is used merely as a reference in determining an Effective Rate and a LIBO Rate Price Adjustment; and (c) Borrower has accepted the Calculated Interest Rate as a reasonable and fair basis for calculating an Effective Rate and a LIBO Rate Price Adjustment. Borrower further agrees to pay the LIBO Rate Price Adjustment, Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.
Section 2.3    Payments.
(a)    Manner and Time of Payment. All payments of principal, interest and fees hereunder payable to Administrative Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each Lender as applicable, not later than 11:00 A.M. (Pacific) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.
(b)    Payments on Non-Business Days. Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.
(c)    Presumptions Regarding Payments by Borrower. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to Lenders, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders, as the case may be, severally agrees to repay to Administrative Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 2.4    Fees.

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(a)    Closing Fee. On the Effective Date, Borrower agrees to pay to Wells Fargo Bank, National Association, any fees agreed to be paid by Borrower in a writing signed by Borrower.
(b)    Extension Fee. If Borrower exercises its right to extend the Maturity Date in accordance with Section 2.14, Borrower agrees to pay to Administrative Agent for the account of each Lender a fee equal to one-fifth of one percent (0.20%) of the then-outstanding principal balance of the Loan.
(c)    Administrative and Other Fees. Borrower agrees to pay other fees of Administrative Agent as may be expressly agreed to in writing from time to time.
Section 2.5    Intentionally Omitted.
Section 2.6    Repayment of Loan. Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loan on the Maturity Date.
Section 2.7    Prepayments.
(a)    Optional. On or before March 9, 2016 (the “Lockout Date”), the Loan may not be repaid, in whole or in part. Subject to the payment of any LIBO Rate Price Adjustment under and as defined in Section 2.2(h), the Loan may be repaid in full or in part at any time after the Lockout Date, with no penalty, and any such amounts repaid by Borrower may not be reborrowed. Borrower shall give Administrative Agent at least three (3) Business Days prior written notice of the prepayment of the Loan. Notwithstanding anything to the contrary contained herein, if the Loan is accelerated on or before the Lockout Date as a result of a Default, then in addition to any other amounts due and owing hereunder, Borrower shall be required to pay to Administrative Agent for the ratable benefit of Lenders an acceleration fee in an amount equal to one percent (1%) of the then-outstanding principal balance of the Loan. No prepayment or acceleration fee shall be payable with respect to any prepayment in connection with an application of any casualty or condemnation proceeds.
(b)    Mandatory.
(i)    Minimum DSCR Hurdle. On each DSCR Test Date, if there is a DSCR Failure (as determined based on Adjusted NOI for the twelve months ending on the applicable DSCR Test Date), then not later than fifteen (15) days following the day on which the relevant DSCR Certificate is required to be delivered under Section 9.2, Borrower shall either (i) pay to Administrative Agent, for the account of Lenders, as a principal payment of the Loan the amount by which the outstanding principal balance of the Loan would be required to be reduced to cause the DSCR to equal the Minimum DSCR Hurdle (each, a “Remargin Payment”) or (ii) deliver to Administrative Agent a Letter of Credit in the amount of the Remargin Payment. Borrower’s failure to timely make a Remargin Payment shall be a Default hereunder without the requirement of notice or right to cure. No prepayment fee shall be due in connection with a Remargin Payment.

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(ii)    Amortization. If the term of the Loan is extended beyond the Original Maturity Date, then (A) commencing with the first day of the first month following the month in which the Original Maturity Date occurs, and continuing on the first day of each calendar quarter thereafter during the Extended Term, Borrower shall repay to Administrative Agent, for the account of Lenders, $625,000 (per quarter) of the outstanding principal balance of the Loan (the “Amortization Payments”). No LIBO Rate Price Adjustment shall be due in connection with an Amortization Payment.
(c)    Breakage Costs. In connection with the prepayment of the Loan under this Section 2.7, in addition to any other amounts that might be due, except as otherwise expressly provided herein, Borrower shall pay to Administrative Agent any LIBO Rate Price Adjustment.
Section 2.8    Loan Documents. Borrower shall deliver to Administrative Agent concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.
Section 2.9    Effective Date. The date of the Loan Documents is for reference purposes only. The effective date of Borrower’s and Lenders’ obligations under the Loan Documents is the Effective Date.
Section 2.10    Maturity Date. All sums due and owing under this Agreement and the other Loan Documents shall be repaid in full on the Maturity Date. All payments due to Administrative Agent, for its benefit or the benefit of any Lender, under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds, in Dollars.
Section 2.11    Full Repayment and Release. Upon receipt of all sums owing and outstanding under the Loan Documents, Administrative Agent, on account of Lenders, shall issue a full reconveyance or release of the Property from the lien of the Mortgage; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance: (a) Administrative Agent shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Administrative Agent shall have received a written release satisfactory to Administrative Agent of any letter of credit or other form of undertaking which Administrative Agent, or any Lender, has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property. The obligation of any Lender to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such release or reconveyance, and any commitment of any Lender to lend any undisbursed portion of the Loan shall be canceled. Any repayment shall be without prejudice to Borrower’s obligations under any Derivative Contract between Borrower and Administrative Agent, which shall remain in full force and effect subject to the terms of such Derivative Contract (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such repayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

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Section 2.12    Letters of Credit. Administrative Agent may draw upon any Letter of Credit under which it is beneficiary (i) upon the occurrence and during the continuance of a Default, or (ii) at any time that less than thirty (30) days remain until the expiry of such Letter of Credit, and amounts so drawn shall be applied to the obligations of Borrower in such order as Lenders may elect.
Section 2.13    Additional Security Interest. Borrower hereby grants and assigns to Administrative Agent, for the benefit of the Lenders, a security interest, to secure payment and performance of all obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money from Administrative Agent to Borrower under any Derivative Contract.
Section 2.14    Extension of Maturity Date. Borrower shall have the option to extend the Maturity Date from the Original Maturity Date to the Extended Maturity Date (“Option to Extend”), upon satisfaction of each of the following conditions precedent:
(a)    Intentionally omitted;
(b)    Borrower shall provide Administrative Agent with written notice of Borrower’s request to exercise the Option to Extend not more than ninety (90) days but not less than forty-five (45) days prior to the then current Maturity Date;
(c)    As of the date of Borrower’s delivery of notice of request to exercise the Option to Extend, and as of the Original Maturity Date, no Default or Potential Default shall exist, and Borrower shall so certify in writing;
(d)    No material default (beyond the expiration of any applicable notice and cure periods), as determined by Administrative Agent, shall exist under any Management Agreement or Franchise Agreement;
(e)    Borrower shall execute or cause the execution of all documents reasonably required by Administrative Agent to exercise the Option to Extend and shall deliver to Administrative Agent, at Borrower’s sole cost and expense, such title insurance endorsements reasonably required by Administrative Agent;
(f)    There shall not have occurred any change in the Property since the Effective Date or the financial condition of the Borrower or either Guarantor from that which existed as of the Effective Date that, in the determination of Administrative Agent in its reasonable discretion, has had, or could reasonably be expected to have, a Material Adverse Effect;
(g)    On or before the Original Maturity Date, Borrower shall pay to Administrative Agent all recording costs, the costs of preparing any extension documents, including reasonable attorneys’ fees if any, and any other reasonable costs and expense associated with Borrower’s exercise of the Option to Extend;
(h)    On or before the Original Maturity Date, Borrower shall pay to Administrative Agent the fee provided for in Section 2.4(b);

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(i)    Borrower shall have entered into a Derivative Contract with an Acceptable Counterparty, which Derivative Contract shall (i) have a notional amount equal to the outstanding principal amount of the Loan, (ii) have a term expiring not sooner than the Extended Maturity Date, (iii) if in the form of an interest rate cap, have a strike rate of not greater than three percent (3.00%) and (iv) otherwise comply with the requirements of Section 8.30; and
(j)    The Adjusted NOI of the Property, calculated as of the last day of the month prior to Borrower exercising the Option to Extend, shall be sufficient to yield a DSCR of not less than the Extension DSCR Hurdle. If the Adjusted NOI of the Property is insufficient to yield a DSCR which satisfies the Extension DSCR Hurdle, then Borrower may satisfy the condition in this Section 2.14(j) by repaying such portion of the outstanding principal amount of the Loan as would cause such condition to be satisfied.
Section 2.15    Authorized Representative. In order to facilitate timely and efficient management of the Loan, Borrower hereby appoints and authorizes any of Borrower’s Agents, acting alone, to serve as the authorized representative of Borrower. Accordingly, any notice or correspondence directed to any of Borrower’s Agents shall be deemed given to Borrower, and any action taken by any of Borrower’s Agents with respect to the Loan shall be deemed taken by Borrower hereunder.
Section 2.16    Lenders’ Accounting. Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Shares of the commitment of each of the Lenders, and principal amount of the Loan owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement. All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time. Monthly or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender. Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).
ARTICLE III
DISBURSEMENT

Section 3.1    Conditions Precedent. The obligation of Lenders to make disbursements of the Loan hereunder is subject to the satisfaction or waiver of the following conditions precedent:
(a)    There exists no Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents, or Potential Default; and
(b)    The Administrative Agent shall have received each of the following, in form and substance satisfactory to Administrative Agent:

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(i)    all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Administrative Agent under the terms of this Agreement or any of the other Loan Documents;
(ii)    either (A) the Mortgage is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon, except those approved by Administrative Agent in writing, or (B) the Title Company has irrevocably agreed in writing to insure that the Mortgage is a valid lien upon the Property and is prior and superior to all other liens and encumbrances thereon, except those approved by Administrative Agent in writing;
(iii)    the Franchise Agreement;
(iv)    an environmental site assessment with respect to the presence, if any, of Hazardous Materials on the Property; and
(v)    an Appraisal of the Property satisfactory to Administrative Agent in all respects; and
(vi)    evidence satisfactory to Administrative Agent that the Adjusted NOI of the Property generated a minimum Adjusted NOI for the twelve month period ended January 31, 2015 of not less than $10,750,000;
(vii)    the legal opinion of (A) Polsinelli PC, counsel to Borrower and the other Loan Parties, and (B) each local counsel (if applicable), reasonably satisfactory to Administrative Agent, as special counsel to the Loan Parties, each addressed to Administrative Agent and Lenders;
(viii)    the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Person;
(ix)    a certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;
(x)    a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party, and requests for disbursement from the FF&E Reserve Account;

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(xi)    copies certified by the secretary or assistant secretary (or other individual performing similar functions) of each Loan Party of (A) the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (B) all corporate, partnership, member or other necessary action taken by such Person to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(xii)    a Disbursement Instruction Agreement effective as of the Effective Date;
(xiii)    UCC, tax, judgment and lien search reports with respect to each Loan Party in all necessary or appropriate jurisdictions indicating that there are no Liens of record with respect to the assets of each such Loan Party other than Permitted Liens;
(xiv)    evidence that the Fees, if any, then due and payable under Section 2.4, together with all other fees, expenses and reimbursement amounts due and payable to Administrative Agent and any of the Lenders, including without limitation, the reasonable fees and expenses of counsel to Administrative Agent, have been paid;
(xv)    insurance certificates, or other evidence, providing that the insurance coverage required under Article V (including, without limitation, both property and liability insurance) is in full force and effect and stating that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Administrative Agent of any cancellation for nonpayment or premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage), together with appropriate evidence that Administrative Agent, for its benefit and the benefit of Lenders is named as a lender’s loss payee and additional insured, as appropriate, on all insurance policies that Borrower or any Loan Party actually maintains with respect to the Property and improvements thereon;
(xvi)    the Security Documents;
(xvii)    a Management Agreement Assignment/Subordination with respect to the Management Agreement;
(xviii)    copies of all Material Contracts (to the extent not theretofore delivered) and, if requested by Administrative Agent, collateral assignments executed by Borrower in favor of Administrative Agent for its benefit and the benefit of Lenders, of the Material Contracts relating to the use, occupancy, operation, maintenance, enjoyment or ownership of the Property;
(xix)    an ALTA 2006 Form Loan Policy of Title Insurance for the Property (or an irrevocable commitment from the Title Company to issue such a policy) in the aggregate amount of the Loan in favor of Administrative Agent for its benefit and the benefit of Lenders, including endorsements with respect to such items of coverage as Administrative Agent may request and which endorsements are available and customary in the jurisdiction where the

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Property is located, issued by the Title Company, showing the fee simple and leasehold title to the Property and improvements described in the Mortgage as vested in Borrower and Operating Lessee, respectively, and insuring that the Lien granted by the Mortgage is a valid Lien against the Property, subject only to the Permitted Liens and such other restrictions, encumbrances, easements and reservations as are acceptable to Administrative Agent (the “Title Policy”);
(xx)    documents required to establish, or evidencing the establishment of, the FF&E Reserve Accounts; and
(xxi)    such other instruments, documents, agreements, financing statements, certificates, opinions and other Security Documents as Administrative Agent may reasonably request.
(c)    In the good faith judgment of Administrative Agent:
(i)    there shall not have occurred or become known to Administrative Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning any Loan Party delivered to Administrative Agent and Lenders prior to the date hereof that has had or could reasonably be expected to result in a Material Adverse Effect; and
(ii)    there shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.
(d)    Borrower shall have entered into the Derivative Contract required by Section 8.30 below.
Section 3.2    Borrower’s Account, Pledge and Assignment, and Disbursement Authorization. The proceeds of the Loan, and, if applicable, any sums in any other accounts referenced in this Agreement (to the extent that Administrative Agent has control over disbursement from such account) (the “Controlled Accounts”), when qualified for disbursement, shall be deposited into the Operating Account or otherwise disbursed to or for the benefit or account of Borrower in accordance with the Loan Documents, and Section 3.3 and the Disbursement Instruction Agreement attached hereto as Exhibit G, as amended or replaced from time to time in accordance with the terms thereof. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Administrative Agent for the benefit of Lenders, all monies at any time deposited in any Accounts and in any Controlled Accounts. Borrower shall not, without obtaining the prior written consent of Administrative Agent, further pledge, assign or grant any security interest in any Accounts, in any Controlled Accounts, or any funds on deposit in any Accounts, and in any Controlled Accounts, or permit any lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Following the occurrence of a

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Default, Lender may apply all or any part of the funds on deposit in any Accounts, and in any Controlled Accounts, against the amounts outstanding under the Loan in any order and in any manner as Lender shall elect in Lender’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents. All interest which accrues on any funds, if any, deposited in the Accounts, and in any Controlled Accounts, shall be at a rate established by Lender, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon indefeasible repayment in full of Borrower’s obligations under the Loan Documents, all remaining funds held in the Accounts, and in any Controlled Accounts, if any, shall be disbursed to Borrower within ten (10) Business Days. The provisions of this Section 3.2 shall be subject to modification as may be set forth in any agreement by and among Lender, Borrower and Manager.
Section 3.3    Disbursement. Borrower hereby authorizes Administrative Agent to disburse the proceeds of the Loan and, if applicable, funds in any Controlled Accounts, in accordance with the terms of the Loan Documents and the terms of the Disbursement Instruction Agreement attached hereto as Exhibit G, as amended or replaced from time to time in accordance with the terms thereof.

ARTICLE IV
INTENTIONALLY OMITTED

ARTICLE V
INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any Loan Document remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent:
Section 5.1    Title Insurance. The Title Policy, together with any endorsements which Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders, in the principal amount of the Loan, of the validity and the priority of the lien of the Mortgage upon the Property, subject only to matters approved by Administrative Agent in writing. During the term of the Loan, Borrower shall deliver to Administrative Agent, within ten (10) days of Administrative Agent’s written request, such other endorsements to the Title Policy as Administrative Agent may reasonably require with respect to the Property.
Section 5.2    Property Insurance. An All Risk/Special Form Property Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders, against damage to the Property in an amount acceptable to Administrative Agent. Such coverage should adequately insure any and all Collateral, whether such Collateral is onsite, stored offsite or otherwise. Administrative Agent, for the benefit of Lenders, shall be named on each policy as mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent).

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Section 5.3    Flood Hazard Insurance. A policy of flood insurance, if the Property is in a special flood zone area, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable law and governmental regulation.
Section 5.4    Liability Insurance. A policy of commercial general liability insurance on an occurrence basis, with coverages and limits as required by Administrative Agent, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property.
Section 5.5    Terrorism. A policy of terrorism insurance in an amount reasonably satisfactory to Administrative Agent, and naming Administrative Agent, for the benefit of Lenders, as an additional named insured.
Section 5.6    Business Interruption Insurance. A policy of business interruption insurance in an amount equal to eighteen (18) months of Gross Operating Revenues.
Section 5.7    Other Coverage. Borrower shall provide to Administrative Agent evidence of such other reasonable insurance in such reasonable amounts as Administrative Agent may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the applicable Property located in or around the region in which the Property is located. Such coverage requirements may include but are not limited to coverage for earthquake (if the Property is in a seismic zone 3 or 4 and the probable maximum loss is 20% or more), mold, acts of terrorism, business income, delayed business income, rental loss, sink hole, dram shop, workers compensation, vehicle, soft costs, tenant improvement or environmental claims.
Section 5.8    General. Borrower shall provide to Administrative Agent insurance certificates or other evidence of coverage in form acceptable to Administrative Agent, with coverage amounts, deductibles, limits and retentions as required by Administrative Agent. All insurance policies shall provide that the coverage shall not be cancelable or materially changed without ten (10) days prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than thirty (30) days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage). Administrative Agent, for the benefit of Lenders, shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with respect to a Property or any portion thereof. All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the applicable Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Administrative Agent.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

As a material inducement to Lenders’ entry into this Agreement, Borrower and Operating Lessee each represent and warrant, as applicable, to Administrative Agent and each Lender as of the Effective Date and continuing thereafter that:

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Section 6.1    Authority/Enforceability. Borrower and Operating Lessee are each in compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, lease, improve and operate the Property, as contemplated by the Loan Documents.
Section 6.2    Binding Obligations. Borrower and Operating Lessee are each authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower and Operating Lessee, as applicable, except as the same may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally.
Section 6.3    Formation and Organizational Documents. Borrower has delivered to Administrative Agent all formation and organizational documents of Borrower, Operating Lessee and of the Guarantors, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent. A complete and accurate depiction of the owners of Borrower and Operating Lessee is set forth on Schedule 6.3 attached hereto.
Section 6.4    No Violation. Borrower’s and Operating Lessee’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other organizational document; (b) violate any governmental requirement applicable to Property or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which Borrower, Operating Lessee or the Property is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.
Section 6.5    Compliance with Laws. Borrower and/or Operating Lessee, as applicable, has, and at all times shall have obtained, all permits, Licenses, exemptions, and approvals necessary to occupy, operate and market its respective Property, and shall maintain compliance with all governmental requirements applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business, except for noncompliances which could not, individually or in the aggregate, reasonably be expected to cause a Default or have a Material Adverse Effect. The Property is a separate legal parcel lawfully created in full compliance with all subdivision laws and ordinances and is properly zoned for the stated use of the Property as disclosed to Administrative Agent at the time of execution hereof.
Section 6.6    Litigation. Except as disclosed on Schedule 6.6, as of the date hereof, there are no claims, actions, suits, or proceedings pending, or to the Borrower’s or Operating Lessee’s knowledge, threatened against the Borrower, Operating Lessee, or affecting any portion of the Property.
Section 6.7    Financial Condition. All financial statements and information heretofore and hereafter delivered to Administrative Agent by Borrower, including, without limitation, information

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relating to the financial condition of Borrower, Operating Lessee, the Guarantor, and to Borrower’s knowledge, the Property, fairly and accurately represent the financial condition of the subject thereof as of the date specified therein and have been prepared (except as noted therein) in accordance with GAAP consistently applied. Notwithstanding the use of GAAP, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Administrative Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.
Section 6.8    No Material Adverse Change. As of the Effective Date, there has been no Material Adverse Change in the financial condition of Borrower, Operating Lessee, any Guarantor and/or any Indemnitor since the dates of the latest financial statements furnished to Administrative Agent and, except as otherwise disclosed to Administrative Agent in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.
Section 6.9    Accuracy. To the Borrower’s knowledge, all reports, documents, instruments, information and forms of evidence delivered to Administrative Agent concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Administrative Agent true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.
Section 6.10    Americans with Disabilities Act Compliance. Borrower and Operating Lessee represent and warrant to Administrative Agent that the Property owned or leased (as applicable) by such Person is and shall be hereafter maintained in all material respects in compliance with the requirements and regulations of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as hereafter amended. At Administrative Agent’s written request from time to time, Borrower shall provide Administrative Agent with written evidence of such compliance reasonably satisfactory to Administrative Agent. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.
Section 6.11    Tax Liability; Separate Tax Parcel. Borrower and Operating Lessee have filed all required federal, state, county and municipal tax returns and have paid all taxes and assessments owed and payable, and neither Borrower nor Operating Lessee has any knowledge of any basis for any additional payment with respect to any such taxes and assessments. No portion of the Property is exempt from taxation or constitutes an “omitted” tax parcel. The Property constitutes a separate tax lot or lots, with a separate tax assessment or assessments, independent of any other land or improvements not constituting a part of the Property and no other land or improvements is assessed and taxed together with any portion of the Property.
Section 6.12    Business Loan. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for personal, family or agricultural purposes whatsoever.

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Section 6.13    Condemnation. As of the date hereof, no Condemnation or other proceeding has been commenced or, to Borrower’s and Operating Lessee’s best knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of roadways providing direct physical and legal access to the Property.
Section 6.14    Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the exercise of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.
Section 6.15    Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including certificates of completion, use and occupancy permits and any applicable liquor licenses, including, without limitation, Liquor License No. BEV2625062, required for the legal use, occupancy and operation of the Property as presently being used (collectively, the “Licenses”), have been obtained and are in full force and effect. Borrower and Operating Lessee shall keep and maintain, or cause the applicable Manager to keep and maintain, all Licenses applicable to the Property. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property. To the best knowledge of the Borrower and Operating Lessee, there are no pending or threatened proceedings or actions to revoke, invalidate, rescind, or modify any of the Licenses, or asserting that such Licenses do not permit the occupancy, maintenance, use or operation of the applicable Property as currently and proposed to be operated.
Section 6.16    Physical Condition. To the Borrower’s knowledge, except as disclosed to the Administrative Agent prior to the date of this Agreement, as of the date hereof, the Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, Equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; and there exists no structural or other material defects or damages in or on the Property. Neither Borrower nor Operating Lessee have received notice on or prior to the date hereof from any insurance company, bonding company, manager or franchisor of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond or materially and adversely affect the value or operation of the Property.
Section 6.17    Management Agreement. Borrower has made available to Administrative Agent a correct and complete copy of the Management Agreement, all amendments thereto and any other material written agreements or summaries of material oral agreements with any Manager. As of the Effective Date, the Management Agreement is unmodified and in full force and effect and neither Borrower, nor Operating Lessee, nor to Borrower’s knowledge, Manager is in default thereunder. There are no material oral agreements which modify the Management Agreement.
Section 6.18    Franchise Agreement. Borrower has made available to Administrative Agent true correct and complete copies of the Franchise Agreement, all amendments thereto and any other material written agreements or summaries of material oral agreements with any Franchisor. As of

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the Effective Date, the Franchise Agreement is unmodified and is in full force and effect and neither Borrower, nor Operating Lessee , nor to Borrower’s knowledge, Franchisor, is in default thereunder. There are no material oral agreements which modify the Franchise Agreement.
Section 6.19    Contracts. Exhibit C sets forth a description of each Contract to which Borrower or Operating Lessee, and to Borrower’s and Operating Lessee’s knowledge, Manager, or any Affiliate of the foregoing is a party as of the date hereof which is material to the value, utility, operation or legality of the Property, other than the Franchise Agreement, the Management Agreement, and any such Contract which may be terminated on thirty (30) days’ or less notice without penalty. To the best of Borrower’s knowledge, the information set forth in Exhibit C is correct and complete in all material respects as of the date hereof. A correct and complete copy of each Contract specified on Exhibit C has been provided to Administrative Agent and each is unmodified (except as set forth on Exhibit C) and in full force and effect and no party to such contracts is in default thereunder.
Section 6.20    Personal Property. Other than the Personal Property and the property of transient hotel guests and the Manager, no personal property is located on or within the Property, or used or proposed to be used in the Property. Borrower has good title to all its Personal Property free and clear of all liens other than Permitted Liens.
Section 6.21    FF&E and Inventory. The FF&E and the Inventory at the Property is adequate and sufficient for the use, occupancy, operation and maintenance of the Property in a manner sufficient to meet the brand standards as set forth in the Franchise Agreement and Management Agreement, as applicable.
Section 6.22    Accounts. The Accounts comprise all the bank accounts, depository accounts, certificates of deposit, intercompany balances or other accounts of any kind or description in which any Property revenues are at any time deposited, held or maintained.
Section 6.23    Vehicles. Neither Borrower nor Operating Lessee owns or leases any vehicles for use in connection with the Property.
Section 6.24    Budgets. Each annual budget delivered to Administrative Agent and all of the amounts set forth therein, shall present a true, full and complete line itemization of: (a) all reasonably estimated revenues; and (b) all reasonably estimated expenses which the Borrower expects to pay or anticipates becoming obligated to pay, including, without limitation, obligations relating to the performance of any PIP.
Section 6.25    Special Purpose Entity Status. Borrower and Operating Lessee hereby represents, warrants and covenants to Administrative Agent and Lenders, with regard to Borrower and Operating Lessee, as applicable, the following:
(a)    Limited Purpose. The sole purpose to be conducted or promoted by Borrower and Operating Lessee since its organization is to engage in the following activities: (i) to acquire, own, hold, lease, operate, manage, maintain, develop, improve and sell, the Property owned or leased by Borrower or Operating Lessee and engage in activities related or incidental thereto, respectively;

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and (ii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies or corporations organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.
(b)    Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower or Operating Lessee, neither Borrower nor Operating Lessee shall (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person other than in connection with the Loan; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) intentionally omitted; (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except (A) as otherwise permitted under this Agreement, and (B) that Borrower may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s or Operating Lessee’s business, as applicable; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity; or (viii) own any asset or property other than its respective Property and incidental personal property necessary for the ownership or operation of its respective Property.
(c)    Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, Borrower and Operating Lessee each represent and warrant that in the conduct of its operations it will observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (vi) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliates so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s, or Operating Lessee’s (as applicable), assets and credit are not available to satisfy the debts and other obligations of such Affiliate (other than Borrower) or any other Person; (vii) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law; (viii) allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates; (ix) except for the Operating Lease, not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (x) conduct business in its own name, and use separate stationery, invoices and checks bearing its own name; (xi) not commingle its assets or funds with those of any other Person, provided,

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maintenance of the accounts required hereunder shall not be deemed a breach of the foregoing; (xii) not assume, guarantee or pay the debts or obligations of any other Person other than in connection with the Loan; (xiii) correct any known misunderstanding as to its separate identity; (xiv) not permit any Affiliate (other than Borrower) to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents); (xv) not make loans or advances to any other Person, except as expressly permitted in this Agreement; (xvi) pay its liabilities and expenses out of and to the extent of its own funds; (xvi) maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xvii) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower or Operating Lessee; and (xviii) cause the managers, officers, employees, agents and other representatives of Borrower, or Operating Lessee, as applicable, to act at all times with respect to Borrower, or Operating Lessee, consistently and in furtherance of the foregoing and in the best interests of Borrower, or Operating Lessee.
Failure of Borrower or Operating Lessee to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of the Borrower or Operating Lessee as a separate legal entity.
Section 6.26    Survival of Representations. Borrower and Operating Lessee each make all of the representations and warranties set forth herein and in the other Loan Documents as of the date of this Agreement, as of the Effective Date and as of the date of each disbursement by Administrative Agent, on the account of Lenders, to Borrower of Loan proceeds, and agrees that all of the representations and warranties set forth herein and in the other Loan Documents shall survive for so long as any amount remains owing to any Lender under this Agreement or any of the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower and Operating Lessee shall be deemed to have been relied upon by Administrative Agent and Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or Lenders or on their behalf.

ARTICLE VII
HAZARDOUS MATERIALS

Section 7.1    Special Representations and Warranties. Without in any way limiting the other representations and warranties set forth in this Agreement, except as set forth in the Environmental Report, Borrower and Operating Lessee hereby specially represent and warrant to the best of Borrower’s and Operating Lessee’s knowledge as of the date of this Agreement as follows:
(a)    Hazardous Materials. Except as previously disclosed to Administrative Agent in that certain Phase I Environmental Site Assessment, prepared by EMG, dated November 6, 2014 (the “Environmental Report”), the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, mold, toxic mold, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,”

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“hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants or contaminates” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”), except such Hazardous Materials as may have been used in the normal course of operation of the Property in accordance with Hazardous Materials Laws.
(b)    Hazardous Materials Laws. The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations, each as now and hereafter amended, and the regulations thereunder, and any other applicable local, state and/or federal laws or regulations that govern (i) the existence, cleanup and/or remedy of contamination on the Property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.
(c)    Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) pending or threatened in writing against Borrower or the Property by any governmental entity or agency or by any other Person relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.
Section 7.2    Hazardous Materials Covenants. Borrower and Operating Lessee agree as follows:
(a)    No Hazardous Activities. Neither Borrower nor Operating Lessee shall cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials, except in compliance with all Hazardous Materials Laws.
(b)    Compliance. Borrower and Operating Lessee shall comply and cause the Property to comply in all material respects with all Hazardous Materials Laws.
(c)    Notices. Borrower and Operating Lessee shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any actual

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knowledge by Borrower or Operating Lessee that the Property does not comply with any Hazardous Materials Laws; (iii) any actual knowledge of any Hazardous Materials Claims; and (iv) any actual knowledge of the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to fail to comply with Hazardous Materials Laws.
(d)    Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Property or any portion thereof, Borrower and Operating Lessee shall promptly take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.
Section 7.3    Inspection by Administrative Agent. Upon reasonable prior notice to Borrower, Administrative Agent, its employees and agents, may from time to time (whether before or after the commencement of a non-judicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.
Section 7.4    Hazardous Materials Indemnity. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT, LENDERS, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS (EACH AN “INDEMNITEE” AND COLLECTIVELY, “INDEMNITEES”) FROM AND AGAINST ANY AND ALL ACTUAL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH ANY INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO ADMINISTRATIVE AGENT UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF EACH SECURITY DOCUMENT. NOTWITHSTANDING THE FOREGOING, THE AFORESAID INDEMNIFICATION SHALL NOT APPLY TO ANY LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES THAT ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE.

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ARTICLE VIII
COVENANTS OF BORROWER

Section 8.1    Performance of Obligations. Borrower shall promptly pay and perform all of its obligations hereunder and under the other Loan Documents when due.
Section 8.2    Expenses. To the extent not paid on the Effective Date, Borrower shall pay Administrative Agent within fifteen (15) days following demand therefor all reasonable costs and expenses incurred by Administrative Agent in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Administrative Agent of any of Borrower’s obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Administrative Agent’s costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Administrative Agent of any title insurance premiums, title surveys, reconveyance and notary fees. Borrower recognizes and agrees that formal written appraisals of the Property by a licensed independent appraiser may be required by Administrative Agent’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis and that Administrative Agent may, at its option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist at least semi-annually. If any of the services described above are provided by an employee of Administrative Agent, Administrative Agent’s costs and expenses for such services shall be calculated in accordance with Administrative Agent’s standard charge for such services.
Section 8.3    ERISA Compliance. Borrower and Operating Lessee shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower or Operating Lessee knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower or Operating Lessee has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which such Borrower or Operating Lessee proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.
Section 8.4    Leasing. Subject to Manager’s rights under the Management Agreement, Borrower and Operating Lessee shall each use their reasonable efforts to maintain all leasable space at the Property leased at no less than fair market rental rates.
Section 8.5    Approval of Leases. All leases of all or any part of the Property shall: (a) with respect to a Major Lease, be upon terms and with tenants approved in writing by Administrative Agent prior to Borrower’s or Operating Lessee’s execution of any such lease; and (b) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Administrative Agent.

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Section 8.6    Subdivision Maps; Use.
(a)    Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Administrative Agent’s receipt of such Subdivision Map, Administrative Agent shall provide Borrower written notice if Administrative Agent disapproves of said Subdivision Map. Administrative Agent shall be deemed to have approved the Subdivision Map if such notice is not provided to Borrower. Within five (5) Business Days after Administrative Agent’s request, Borrower and Operating Lessee shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of any portion of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Security Instrument recorded in connection with such amendments, Borrower shall deliver to Administrative Agent, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Administrative Agent insuring the continued first priority lien of the Mortgage. Subject to the execution and delivery by Borrower of any documents required under this Section, Administrative Agent shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Administrative Agent pursuant to this Section.
(b)    Neither Borrower nor Operating Lessee shall initiate or acquiesce to a zoning change of the Property without prior notice to, and prior written consent from, Administrative Agent. Furthermore, neither Borrower nor Operating Lessee shall allow changes in the stated use of the Property from that disclosed to Administrative Agent at the time of execution hereof without prior notice to, and prior written consent from, Administrative Agent.
Section 8.7    Opinion of Legal Counsel. On or before the Effective Date, Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content reasonably satisfactory to Lender to the effect that: (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower, Operating Lessee and Guarantors are each validly existing and have all requisite authority to enter into the Loan Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Lender may reasonably request.
Section 8.8    Franchise Agreement. Borrower shall cause the Property to be operated, and Operating Lessee shall operate the Property, pursuant to the Franchise Agreement, and Borrower and Operating Lessee shall:
(a)    promptly perform and/or observe (or cause to be performed and/or observed) all of the covenants and agreements required to be performed and observed by it under any applicable Franchise Agreement (including, without limitation, the requirements of any PIP) and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

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(b)    promptly notify Administrative Agent of any default or notice of non-compliance received or delivered in connection with any Franchise Agreement;
(c)    promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, property improvement plan and any other report delivered or received by it under any Franchise Agreement; and
(d)    indemnify and hold Administrative Agent and Lenders harmless from and against all claims or liabilities in any way arising in connection with any termination payments under any Franchise Agreement, and costs or fees relating to any PIP and liquidated damages payable under any Franchise Agreement.
Section 8.9    Actions to Maintain Property. Borrower and Operating Lessee shall:
(a)    subject to the provisions of the Management Agreement, maintain Inventory in amounts from time to time required by the Manager;
(b)    subject to the provisions of the Management Agreement, make, or cause to be made, all renovations and capital improvements to its respective Property in a good and workmanlike manner with materials of high quality, free of defects and liens, in accordance with the applicable plans and specifications and in compliance with all applicable laws, regulations and requirements;
(c)    subject to the provisions of the Management Agreement, keep all applicable Licenses in full force and effect and promptly comply with all conditions thereof;
(d)    if the Note is mutilated, destroyed, lost, or stolen, promptly deliver to Administrative Agent, in substitution therefor, a new promissory note containing the identical terms and conditions as the Note with a notation thereon of the unpaid principal and accrued and unpaid interest;
(e)    upon Administrative Agent’s reasonable request, execute, deliver, record and furnish such documents as Administrative Agent may reasonably deem necessary or desirable to (i) perfect and maintain perfected as valid liens upon the Property and all other Collateral the liens granted by Borrower to Administrative Agent under the Loan Documents, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents, and (iii) consummate fully the transaction contemplated under this Agreement; and
(f)    except as expressly permitted in this Agreement, not Transfer any portion of the Property or the beneficial ownership thereof without the prior written consent of Administrative Agent.
Section 8.10    Proceedings. If any legal proceedings are commenced seeking to enjoin or otherwise prevent or declare unlawful the use, occupancy, operation or maintenance of the Property or any portion thereof (a “Proceeding”), or if any other Proceedings are filed, the Borrower shall promptly notify Administrative Agent in writing and to the extent permitted by law and at its sole expense, (i) cause the Proceeding to be contested in good faith and (ii) in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom. Without limiting the generality of the foregoing,

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Borrower shall use commercially reasonable efforts to resist the entry or seek the stay of any temporary or permanent injunction that may be entered.
Section 8.11    Correction of Defects. Within a commercially reasonable period of time after Borrower or Operating Lessee acquires knowledge of or is given notice of a material defect in the Property, the Borrower and/or Operating Lessee shall commence and continue with diligence to correct all such defects (including, without limitation, any corrective action necessary to perfect and maintain perfected as valid liens upon the Property and all other Collateral the liens granted by Borrower to Administrative Agent under the Loan Documents). Upon Borrower or Operating Lessee acquiring knowledge of such defect (other than as a result of written notice to Borrower from Administrative Agent), Borrower shall promptly advise Administrative Agent in writing of such matter and the measures being taken to make such corrections, along with an estimate of the time of completion.
Section 8.12    Personal Property. (a) All of the Personal Property located on or used in connection with the Property, shall always be located at the Property and shall also be kept free and clear of all liens other than Permitted Liens; (b) subject to Section 8.17, Borrower shall pay all taxes, levies, charges and assessments on the Personal Property located on or used in connection with the Property prior to such taxes, levies, charges or assessments becoming delinquent; and (c) Borrower shall, from time to time upon request by Administrative Agent, furnish Administrative Agent with evidence of such ownership and payment satisfactory to Administrative Agent, including searches of applicable public records.
Section 8.13    Operation of the Property. Neither Borrower nor Operating Lessee shall, without Administrative Agent’s prior written consent: (a) surrender, terminate or cancel any Franchise Agreement or Management Agreement or otherwise replace a Franchisor or Manager or enter into any operating lease or franchise or management agreements with respect to the Property, or any portion thereof, (b) reduce or consent to the reduction of or extension of the term of the Management Agreement or Franchise Agreement; (c) increase or consent to the increase by any material amount of the amount of any charges under the Management Agreement or Franchise Agreement; or (d) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Management Agreement or Franchise Agreement in any material respect.
Section 8.14    Completion of Renovations.
(a)    In the event Borrower or Operating Lessee shall undertake any Renovations to the Property pursuant to a PIP or otherwise, Borrower or Operating Lessee, as applicable shall (i) cause the same to be performed diligently and promptly and to be commenced, performed and completed within the time limits set forth in the PIP; (ii) cause to be obtained all governmental permits required for such Renovations; (iii) cause such Renovations to be constructed, performed and completed in compliance, in all material respects, with Applicable Law and all applicable requirements of the applicable Manager and/or Franchisor, in a good and workmanlike manner, with materials of high quality, free of defects, and in accordance with the plans and specifications therefor and the PIP, without substantial deviation therefrom unless approved by such Manager and/or Franchisor that issued the PIP; (iv) cause such Renovations to be constructed and completed free and clear of any mechanic’s liens, materialman’s liens and equitable liens (subject to Section 8.22); (v) pay or cause

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to be paid all costs of such Renovations when due; (vi) fully pay and discharge, or cause to be fully paid and discharged, all claims for labor performed and material and services furnished in connection with such Renovations; and (vii) promptly release and discharge, or cause to be released and discharged, all claims of stop notices, mechanic's liens, materialman's liens and equitable liens that may arise in connection with such Renovations (subject to Section 8.22).
(b)    Borrower shall notify Administrative Agent of any Major Renovations that are scheduled or planned for the Property and shall, if requested by Administrative Agent, promptly furnish or cause to be furnished to Administrative Agent (i) copies of any plans and specifications, contracts and governmental permits for such Major Renovations, and (ii) upon substantial completion of such Major Renovations (A) a written statement or certificate executed by the architect designated or shown on the plans and specifications (or, if no architect has been retained, from the general contractor for such Major Renovations certifying, without qualification or exception, that such Major Renovations are substantially complete, (B) all required occupancy permits for applicable Property issued by the local government agency having jurisdiction and authority to issue same, and (C) such other evidence of lien free completion as Administrative Agent deems satisfactory in its reasonable discretion.
Section 8.15    Accounts. Neither Borrower nor Operating Lessee shall have any accounts other than the Accounts. Borrower shall not have any right or ability to affect withdrawals from any Accounts except in accordance with the provisions of this Agreement or any Management Agreement Assignment/Subordination, and shall have no right to exercise dominion or control over the proceeds in such Accounts except as expressly provided in this Agreement or any Management Agreement Assignment/Subordination.
Section 8.16    FF&E Reserves.
(a)    Borrower shall deposit or cause to be deposited into its FF&E Reserve Account (which account is hereby pledged to Administrative Agent, for the benefit of Lenders, as additional collateral for the Loan, subject to the terms of the Management Agreement and Management Agreement Assignment/Subordination), not later than the twentieth (20th) day of each month during the term of the Loan an amount equal to the greater of (i) four percent (4%) of Gross Operating Revenues for the Property for the previous month, and (ii) the amount required to be deposited into any FF&E reserve for such month pursuant to the terms of any applicable Franchise Agreement and/or Management Agreement (each an “FF&E Reserve”).
(b)    Provided no Default has occurred, funds may be withdrawn from the FF&E Reserve Account, and Borrower and Operating Lessee shall use such funds, solely for the payment of expenditures for FF&E and other capital items in accordance with the applicable Approved Capital Budget or otherwise in accordance with the Management Agreement, Franchise Agreement and/or Management Agreement Assignment/Subordination. In addition, regardless of the existence of a Default, funds may be withdrawn from the FF&E Reserve Account if and to the extent permitted by the terms of the Management Agreement Assignment/Subordination applicable to the Property for the benefit of which the relevant FF&E Reserve Account is maintained.

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(c)    The Administrative Agent shall have the right (to be exercised from time to time at its election) to audit Borrower’s and Operating Lessee’s books and records in order to determine whether or not the funds withdrawn or disbursed from the FF&E Reserve Account have been spent only for the purpose for which they were withdrawn or disbursed. Borrower and Operating Lessee shall cooperate with Administrative Agent in connection with any such audit.
Section 8.17    Taxes, Assessments, Encumbrances. Borrower shall pay prior to delinquency all Taxes on all or part of the Property or any interest in it. Notwithstanding the preceding sentence, this Section 8.17 shall not require the payment or discharge of any such Tax (i) that is being contested in good faith by appropriate proceedings, (ii) with respect to which reserves in conformity with generally accepted accounting procedures have been provided and (iii) if such Tax does not constitute and is not secured by any choate lien on any portion of the Property and no portion of the Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest; provided, in all events neither Administrative Agent nor any Lender could become subject to any civil or criminal fine or penalty, as a result of non-payment of such Tax.
Section 8.18    Management of Property. Without the prior written consent of Administrative Agent, neither Borrower nor Operating Lessee shall enter into any agreement providing for the management, leasing or operation of the Property other than the Management Agreement in effect on the Effective Date.
Section 8.19    Subordination of Management Agreement. With respect to any Management Agreement entered into after the date hereof, Borrower shall cause Manager to enter into a subordination and non-disturbance agreement with Administrative Agent as Administrative Agent may reasonably request to subordinate the Management Agreement to the Loan.
Section 8.20    Comfort Letter. If requested by Lender, Borrower shall use commercially reasonable efforts to deliver a “comfort letter" from the Franchisor to Lender within thirty (30) days of Lender’s request.
Section 8.21    Replacement of Manager. Subject to the terms of the Management Agreement Assignment/Subordination relating to the Property, Borrower or Operating Lessee shall, at the written instruction of Administrative Agent, replace the Manager of the Property with a manager that is not an Affiliate of, but is chosen by, Borrower and approved by Administrative Agent and the applicable Franchisor under the applicable Franchise Agreement, upon the occurrence of one or more of the following events: (a) a Default exists, or (b) the Manager of the applicable Property is in material default under the Management Agreement beyond any notice and applicable cure period.
Section 8.22    Liens. Neither Borrower nor Operating Lessee shall, without the prior written consent of Administrative Agent, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Liens. Neither Borrower nor Operating Lessee shall permit any member of Borrower or Operating Lessee to pledge or otherwise encumber its interest in Borrower or Operating Lessee.

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Section 8.23    Dissolution. Neither Borrower nor Operating Lessee shall dissolve, terminate its existence, liquidate, merge with or consolidate into another Person.
Section 8.24    Material Contracts. Neither Borrower nor Operating Lessee shall do any of the following without the Administrative Agent’s prior written consent: (a) enter into, surrender or terminate any Material Contract; (b) reduce or extend the term of, increase the charges or fees payable by such Loan Party under, decrease the charges or fees payable to such Loan Party under, or otherwise modify or amend in any material respect, any Material Contract; or (c) terminate, or modify or amend in any material respect, the Operating Lease.
Section 8.25    Indebtedness. Neither Borrower nor Operating Lessee shall:
(a)    assume, create, incur or suffer to exist any Indebtedness to Guarantor or any of Guarantor’s Subsidiaries unless such Indebtedness is fully unsecured and subordinated to the Obligations on terms satisfactory to the Administrative Agent; or
(b)    assume, incur or suffer to exist any Indebtedness other than (i) as permitted in clause (a), (ii) the Obligations, (iii) trade payables and equipment leases that are normal and customary both as to their terms and as to their amounts, and which, in all events, do not exceed $2,500,000 in the aggregate, and (iv) a Guaranty of a Franchise Agreement entered into in the ordinary course of business (such permitted Indebtedness being referred to in this Agreement as “Permitted Debt”); or
(c)    permit any Collateral, or any direct or indirect ownership interest of the Borrower or Operating Lessee, as applicable, to be subject to a Negative Pledge.
Section 8.26    Transactions with Affiliates. Neither Borrower nor Operating Lessee shall enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Loan Party, except (a) as set forth on Schedule 8.26, or (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower or Operating Lessee and upon fair and reasonable terms which are no less favorable to Borrower or Operating Lessee than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.
Section 8.27    Other Business. Neither Borrower nor Operating Lessee shall engage in any business other than the ownership and operation of the Property as a hotel and any business incidental thereto.
Section 8.28    Further Assurances. Upon Administrative Agent’s request and at Borrower’s sole cost and expense, Borrower and Operating Lessee shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as reasonably determined by Administrative Agent, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.
Section 8.29    Assignment. Without the prior written consent of Administrative Agent, neither Borrower nor Operating Lessee shall assign its interests under any of the Loan Documents, or in

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any monies due or to become due thereunder, and any assignment without such consent shall be void.
Section 8.30    Interest Rate Protection. On or before the date hereof, Borrower shall enter into a Derivative Contract with an Acceptable Counterparty, with (a) a notional amount not less than the amount of the Loan; (b) a term expiring on the Original Maturity Date and (c) if in the form of an interest rate cap, a strike rate of not greater than three percent (3.00%). In addition, Borrower may be required to obtain a Derivative Contract as a condition to Borrower’s right to exercise the Option to Extend (as more specifically described in Section 2.14). If Borrower purchases a Derivative Contract from Wells Fargo Bank, National Association (i) Borrower shall, upon receipt from Administrative Agent, execute promptly all documents evidencing such transaction, including without limitation the ISDA Master Agreement, the Schedule to the ISDA Master Agreement and the ISDA Confirmation, and (ii) if a swap, the interest of Wells Fargo Bank, National Association, thereunder shall be secured by the Collateral pari passu with the Loan. If Borrower purchases the Derivative Contract from any provider other than Wells Fargo Bank, National Association, such Derivative Contract shall not be secured by the Collateral in any manner whatsoever, and in either event, Borrower shall collaterally assign all of Borrower’s right, title and interest to receive any and all payments under the Derivative Contract to Administrative Agent, for the benefit of Lenders, pursuant to a separate Collateral Assignment of Interest Rate Protection Agreement (in form and substance acceptable to Administrative Agent), and shall deliver to Administrative Agent executed counterparts of such Derivative Contract (which shall, by its terms, authorize the assignment to Administrative Agent and require that payments made to Borrower by the counterparty under such Derivative Contract be deposited directly into an account acceptable to Administrative Agent).
Section 8.31    No Sale or Encumbrance. Except as otherwise provided herein, neither Borrower nor Operating Lessee shall permit the Property or any interest therein to be sold, transferred (including, without limitation, through sale or transfer (directly or indirectly) of the limited liability company interests of the Borrower), mortgaged, assigned, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, the transfer of interests in Parent shall not be deemed to be a violation of the foregoing so long as such transfer does not constitute a Default under Section 10.1(h) below.
Section 8.32    Organization Documents. Neither Borrower nor Operating Lessee shall amend, supplement, restate or otherwise modify in any material respect its charter, articles of incorporation or by-laws, operating agreement, partnership agreement or other organizational document without the prior written consent of Requisite Lenders (which shall not be unreasonably withheld) unless such amendment, supplement, restatement or other modification is (a) required under or as a result of the Internal Revenue Code or other Applicable Law or (b) required to maintain Parent’s status as a REIT. Borrower shall promptly deliver to Administrative Agent copies of any amendment, supplement, restatement or modification of the organizational documents of Borrower or Operating Lessee.

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ARTICLE IX
REPORTING COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.12, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.12, the Borrower shall furnish to the Administrative Agent for distribution to each of the Lenders:
Section 9.1    Monthly Reporting. Within thirty (30) days after the end of each calendar month:
(a)    An operating statement for the Property, both on an individual and consolidated basis, for the preceding calendar month detailing the Gross Operating Revenues and Permitted Operating Expenses, along with the average daily rate, occupancy levels and revenue per available room for the Property, together with: (i) a comparison of the results for such month with (A) the projections for such month contained in the applicable Approved Operating Budget and (B) the actual results for the same calendar month in the immediately preceding calendar year; (ii) an operating statement showing year-to-date results for the period ending with such month, together with a comparison of such operating statement with (A) the projections for such year-to-date period contained in the applicable Approved Operating Budget and (B) the actual results for the year-to-date period ending with the same month in the immediately preceding calendar year; (iii) an operating statement for the Property showing trailing twelve-month Net Operating Income; and (iv) an operating statement for the Property showing trailing twelve-month Net Operating Income. Together with the delivery of the statements referenced above for each of the months ending March 31, June 30, September 30 and December 31, Borrower shall deliver to Administrative Agent a certificate, executed by a senior officer of Borrower acceptable to Administrative Agent, confirming the accuracy of such statements; provided, however, if, a Default has occurred hereunder, such certificate shall be required monthly rather than quarterly.
(b)    If available from the Manager for the Property, a budget reforecast, in a form acceptable to Administrative Agent in its reasonable discretion, showing actual results to date and a reforecast for the remainder of the current calendar year;
(c)    The most recent Smith Travel Research STAR Report for the Property, which shall compare the Property to its primary competitive set.
Section 9.2    DSCR Certificate. Commencing with the DSCR Test Date occurring on June 30, 2016, and continuing with respect to each DSCR Test Date thereafter, Borrower shall deliver to, or cause to be delivered to Administrative Agent within thirty (30) days of the applicable DSCR Test Date, a DSCR Certificate certifying compliance (or failure to comply, as applicable) with the Minimum DSCR Hurdle for the twelve month period ending on the applicable DSCR Test Date.
Section 9.3    Other. Borrower shall deliver to, or cause to be delivered to Administrative Agent:
(a)    No later than January 31 of each year during the term of the Loan (i) the proposed annual operating budget for the Property, which shall be subject to approval of the Administrative Agent, which approval shall not be unreasonably withheld (as so approved, the an “Approved

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Operating Budget”), (ii) the proposed annual FF&E and capital budget for the Property, which shall be subject to the approval of the Administrative Agent, which approval shall not be unreasonably withheld (as so approved, each an “Approved Capital Budget”) and (iii) if available from the applicable Manager, the proposed marketing plan for the Property, which shall be subject to approval of the Administrative Agent, which approval shall not be unreasonably withheld (as so approved, each an “Approved Marketing Plan”).
(b)    Promptly upon the Borrower entering into any Material Contract or any Material Lease, a copy thereof;
(c)    From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the Property or the business, assets, liabilities, financial condition, results of operations or business prospects of any Loan Party as the Administrative Agent or any Lender may reasonably request.
Section 9.4    Books and Records. Borrower shall maintain complete books of account and other records for its respective Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Administrative Agent or any Lender upon reasonable prior notice.

ARTICLE X
DEFAULTS AND REMEDIES

Section 10.1    Default. Each of the following shall constitute an event of default (“Default”), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)    Default in Payment. Borrower’s failure to pay when due any sums payable under the Note, the Fee Letter or any of the other Loan Documents.
(b)    Default in Performance.
(i)    Borrower or Operating Lessee shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Article 9 and such failure shall continue for a period of five (5) days; or
(ii)    Borrower or Operating Lessee shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of thirty (30) days after the earlier of (A) the date upon which Borrower or Operating Lessee obtains knowledge of such failure or (B) the date upon which Borrower has received written notice of such failure from the Administrative Agent; provided, however, that: (X) if such default is not susceptible of cure within such thirty (30)-day period, such thirty (30)-day period shall be extended to a ninety (90)-day period, but only if (1) Borrower or Operating Lessee shall commence such cure within such thirty (30)-day period

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and shall thereafter prosecute such cure to completion, diligently and without delay, and (2) no other Default or Potential Default shall have occurred; and (Y) the grace period provided in this section shall in no event apply to any default relating to any other Default for which this Agreement or the applicable Loan Document specifically provides that no period of grace shall be applicable.
(c)    Condemnation; Attachment. (i) The condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property; or (ii) the sequestration or attachment of, or any levy or execution upon the Property, any other collateral provided by Borrower under any of the Loan Documents, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is in an amount in excess of $1,000,000 and not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or
(d)    Representations and Warranties. (i) The material breach of any representation or warranty of Borrower or Operating Lessee in any of the Loan Documents and the continuation of such breach for more than 30 days after written notice to Borrower from Administrative Agent requesting that Borrower cure such breach; or
(e)    Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower or Operating Lessee for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing of any pleading or an answer by Borrower or Operating Lessee in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition’s material allegations regarding Borrower’s or Operating Lessee’s insolvency; (iii) a general assignment by Borrower or Operating Lessee for the benefit of creditors; or (iv) Borrower or Operating Lessee applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or Operating Lessee or any of its property (whether owned or leased); or
(f)    Involuntary Bankruptcy. The failure of Borrower or Operating Lessee to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or Operating Lessee or in any way restrains or limits Borrower, Operating Lessee, Administrative Agent or Lenders regarding the Loan, the Property, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or sixty (60) days after the date of filing of such involuntary petition; or
(g)    Partners; Guarantors. The occurrence of any of the events specified in Section 10.1(e) or Section 10.1(f) as to any Guarantor or Indemnitor; or
(h)    Change in Management or Control.
(i)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the

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passage of time), directly or indirectly, of more than 19.9% of the total voting power of the then outstanding voting stock of Parent;
(ii)    During any period of twelve (12) consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of Parent (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of Parent was approved by a vote of a majority of the trustees then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of Parent then in office; or
(iii)    Parent shall cease to be the sole general partner of Operating Partnership, or shall cease to own at least 80.1% of the partnership interests in Operating Partnership; or
(iv)    Borrower shall cease to be a Wholly Owned Subsidiary of Operating Partnership; or
(v)    Operating Lessee shall cease to be a Wholly Owned Subsidiary of Operating Partnership.
(i)    Loss of Priority. Following the recordation thereof with respect to the Property, the failure at any time of any Security Document to be a valid first lien upon the Property or any portion thereof (subject to Permitted Liens), other than as a result of any release or reconveyance of such Security Document pursuant to the terms and conditions of this Agreement; or
(j)    Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property subsequent to the Effective Date. Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Administrative Agent’s sole discretion, have a materially adverse impact on the value of the Property; or
(k)    Security Documents. Any provision of any Security Documents shall for any reason cease to be valid and binding on, enforceable against, any Loan Party, or any Lien created under any Security Document ceases to be a valid and perfected first priority Lien in any of the Collateral purported to be covered thereby.
(l)    Chesapeake Lodging Trust. Parent shall cease to maintain its status as a REIT or cease to maintain trading privileges on the New York Stock Exchange for at least one class of its common shares.
(m)    Default Under Derivative Contract. The occurrence of a default beyond any applicable notice, grace and/or cure period, by Borrower or a termination event with respect to Borrower under any Derivative Contract entered into by Borrower in connection with the Loan including, without limitation, the Existing Swap.

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(n)    Default Under Indemnity. The occurrence of a default beyond any applicable notice, grace and/or cure period, under the Hazardous Materials Indemnity Agreement, dated the date hereof, executed by Indemnitor and Administrative Agent.
(o)    Default Under Guaranty. The occurrence of a default beyond any applicable notice, grace and/or cure period, under any guaranty now or hereafter executed in connection with the Loan, including without limitation, Guarantor's failure to perform any covenant, condition or obligation thereunder.
(p)    Default Under Franchise Agreement. The occurrence of a material default under the Franchise Agreement by Borrower or Operating Lessee (including, without limitation, the failure to satisfy PIP obligations as and when required thereunder) that extends beyond any applicable cure period provided for therein.
(q)    Default Under Management Agreement. The occurrence of a material default under a Management Agreement by Borrower or Operating Lessee (including, without limitation, the failure to satisfy PIP obligations or Renovation obligations) that extends beyond any applicable cure period provided for therein.
(r)    Revocation of Liquor License. The revocation, cancellation, termination or suspension of the liquor license for the hotel located at the Property for a period of thirty (30) days or more.
Section 10.2    Acceleration Upon Default; Remedies. Upon the occurrence of any Default specified in this Article 10, Requisite Lenders may, at their sole option, declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Administrative Agent may, and at the direction of Requisite Lenders, shall, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Accounts to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan (if any) shall terminate.
Section 10.3    Disbursements To Third Parties. Upon the occurrence of a Default occasioned by Borrower’s or Operating Lessee’s failure to pay money to a third party as required by this Agreement, Administrative Agent may but shall not be obligated to make such payment on behalf of such Person and Borrower shall immediately repay such funds upon written demand of Administrative Agent. In either case, the Default with respect to which any such payment has been made by Administrative Agent shall not be deemed cured until such repayment has been made by Borrower to Administrative Agent.
Section 10.4    Repayment of Funds Advanced. Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and/or the other Loan Documents shall be payable to Administrative Agent upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

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Section 10.5    Rights Cumulative, No Waiver. All Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent or Lenders at any time. Administrative Agent’s or any Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lenders under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

ARTICLE XI
THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS

Section 11.1    Appointment and Authorization.
(a)    Each Lender hereby irrevocably appoints and authorizes Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of Lenders.
(b)    Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.
(c)    Nothing herein shall be construed to deem Administrative Agent a trustee or fiduciary for any Lender or to impose on Administrative Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(d)    The Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to Article 10. The Administrative Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to Administrative

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Agent by Borrower, any Loan Party or any other Affiliate of Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.
(e)    As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law. Not in limitation of the foregoing, Administrative Agent may exercise any right or remedy it or Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed Administrative Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all Lenders.
Section 11.2    Wells Fargo as Lender.
Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, Administrative Agent and any affiliate may accept fees and other consideration from Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding Borrower, an Other Loan Party, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that Administrative Agent shall be under no obligation to provide such information to them.
Section 11.3    Defaulting Lenders. If for any reason any Lender shall become a Defaulting Lender, then, in addition to the rights and remedies that may be available to Administrative Agent or the Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Loan, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of

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Administrative Agent or to be taken into account in the calculation of Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under the immediately preceding provisions or otherwise, Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Administrative Agent in respect of a Defaulting Lender’s Portion shall not be paid to such Defaulting Lender and shall be held uninvested by Administrative Agent and paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default. The provisions of this section shall apply and be effective regardless of whether a Default occurs, and notwithstanding (a) any other provision of this Agreement to the contrary, or (b) any instruction of Borrower as to its desired application of payments. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Alternate Rate, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.
Section 11.4    Distribution and Apportionment of Payments; Defaulting Lenders.
(a)    Subject to Section 11.4(b) below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders. All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents shall be allocated among such Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares in the Loan or otherwise as provided herein or as separately agreed by Administrative Agent and any Lender. Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this

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Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person. All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.
(b)    Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of a Protective Advance or prior Loan disbursements which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by Borrower and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of Borrower under this Agreement, provided, however, that Borrower shall not be obligated to a Defaulting Lender for payments Borrower has made to the Administrative Agent in accordance with the terms of this Agreement. The provisions of this section shall apply and be effective regardless of whether a Default occurs, and notwithstanding (a) any other provision of this Agreement to the contrary, (b) any instruction of Borrower as to its desired application of payments or (c) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders. Administrative Agent shall be entitled to (i) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Alternate Rate as set forth in the Notes, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.
(c)    If Borrower and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, then Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loan of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loan to be held pro rata by the Lenders in accordance with their respective Commitment Amounts, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees paid or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise

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expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
Section 11.5    Pro Rata Treatment.
Except to the extent otherwise provided herein: (a) each borrowing from Lenders shall be made from Lenders, each payment of the fees shall be made for the account of Lenders, and each termination or reduction of the amount of the Commitments pursuant to this Agreement shall be applied to the respective Commitments of Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of the Loan by Borrower shall be made for the account of Lenders pro rata in accordance with the respective unpaid principal amounts of the Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Loan the outstanding principal amount of the Loan shall not be held by Lenders pro rata in accordance with their respective Commitments in effect at the time the Loan was made, then such payment shall be applied to the Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loan being held by Lenders pro rata in accordance with their respective Commitments; and (c) each payment of interest on the Loan by Borrower shall be made for the account of Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.
Section 11.6    Sharing of Payments, Etc.
Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares in the Loan, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Share in the Loan of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 11.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.
Section 11.7    Collateral Matters; Protective Advances.

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(a)    Each Lender hereby authorizes Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.
(b)    The Lenders hereby authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; and (iii) if approved, authorized or ratified in writing by the Requisite Lenders (or such greater number of Lenders as this Agreement or any other Loan Document may expressly provide). Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.
(c)    Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days’ prior written request by Borrower, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Administrative Agent for the benefit of Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent’s opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by Administrative Agent from the proceeds of any such sale, transfer or foreclosure.
(d)    The Administrative Agent shall have no obligation whatsoever to Lenders or to any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Administrative Agent in this Section or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent’s own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to Lenders, except to the extent resulting from its gross negligence or willful misconduct.

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(e)    The Administrative Agent may make, and shall be reimbursed by Lenders (in accordance with their Pro Rata Shares) to the extent not reimbursed by Borrower for, Protective Advances during any one calendar year with respect to the Property that is Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon the Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to the Property; and (iii) $500,000.00. Protective Advances in excess of said sum during any calendar year for the Property that is Collateral shall require the consent of the Requisite Lenders. The Borrower agrees to pay on demand all Protective Advances.
(f)    Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other obligor hereunder under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of Requisite Lenders.
Section 11.8    Post-Foreclosure Plans. If all or any portion of the Collateral is acquired by Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the Obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of Administrative Agent or a nominee or subsidiary of Administrative Agent, as agent, for the ratable benefit of all Lenders. The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders. In accordance with the approved Post-Foreclosure Plan, Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral. Actions taken by Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan. Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Share) of all reasonable costs and expenses incurred by Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral. In addition, Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for such Collateral, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan. To the extent there is net operating income from such Collateral, Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Pro Rata Shares. The Lenders acknowledge and agree that if title to any Collateral is obtained by Administrative Agent or its nominee, such Collateral will not be held as a permanent investment but will be liquidated as soon as practicable. The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most

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advantageous to Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for Lenders, as the beneficiary or mortgagee. In such case, Administrative Agent and Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of Lenders in the same Pro Rata Shares as provided hereunder (however taking into account the pari passu interest of Administrative Agent or its Affiliates arising under any Derivative Agreement), which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.
Section 11.9    Approvals of Lenders. All communications from Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to Administrative Agent by Borrower in respect of the matter or issue to be resolved, and (d) shall include Administrative Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to Administrative Agent that it specifically objects to the recommendation or determination of Administrative Agent (together with a reasonable written explanation of the reasons behind such objection) within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.
Section 11.10    Notice of Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless Administrative Agent has received notice from a Lender or Borrower referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”. If any Lender (excluding Lender which is also serving as Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to Administrative Agent such a “notice of default”. Further, if Administrative Agent receives such a “notice of default,” Administrative Agent shall give prompt notice thereof to Lenders.
Section 11.11    Administrative Agent’s Reliance, Etc. Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, Administrative Agent: may consult with legal counsel (including its own counsel or counsel for Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither Administrative Agent nor any of its directors,

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officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of Borrower or other Persons or inspect the property, books or records of Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of Administrative Agent on behalf of Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
Section 11.12    Indemnification of Administrative Agent. Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to Administrative Agent) incurred by Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of

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the parties under, the Loan Documents and Other Related Documents, any suit or action brought by Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against Administrative Agent and/or Lenders, and any claim or suit brought against Administrative Agent and/or Lenders arising under any Hazardous Materials Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by Lenders on the request of Administrative Agent notwithstanding any claim or assertion that Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by Administrative Agent that Administrative Agent will reimburse Lenders if it is actually and finally determined by a court of competent jurisdiction that Administrative Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement. If Borrower shall reimburse Administrative Agent for any Indemnifiable Amount following payment by any Lender to Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 11.13    Lender Credit Decision, Etc. Each Lender expressly acknowledges and agrees that neither Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by Administrative Agent hereafter taken, including any review of the affairs of Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by Administrative Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Lender or counsel to Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, Borrower, any other Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of Administrative Agent or

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any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to Administrative Agent and is not acting as counsel to such Lender.
Section 11.14    Successor Administrative Agent. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Potential Default exists, be subject to Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent). If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents. After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 11. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents. Notwithstanding anything contained herein to the contrary, Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving Borrower and each Lender prior written notice.
Section 11.15    No Set-Offs. Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, whether or not located in Florida, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan. Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders.
Section 11.16    Taxes.
(a)    Terms. For purposes of this Section, the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower or other applicable Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall

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timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Borrower. The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower or another Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.12 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this subsection.
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, Borrower or such other Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.
(g)    Status of Lenders.

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(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), two (2) executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable.

(1)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed originals of IRS Form W-8ECI;

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(3)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)
to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W‑8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H‑3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(iii)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(iv)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the

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amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 11.16 (including by the payment of additional amounts pursuant to this Section 11.16, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement and the Loan as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(j)    Survival. Each party’s obligations under this Section 11.16 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE XII
MISCELLANEOUS PROVISIONS

Section 12.1    Indemnity. BORROWER HEREBY AGREES, JOINTLY AND SEVERALLY, TO DEFEND, INDEMNIFY AND HOLD HARMLESS ADMINISTRATIVE AGENT, LENDERS, AND THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND

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ASSIGNS (EACH AN “INDEMNITEE” AND, COLLECTIVELY “INDEMNITEES”) FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH ANY SUCH INDEMNITEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH EITHER BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THE FRANCHISE AGREEMENT, THE MANAGEMENT AGREEMENT, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY; PROVIDED, HOWEVER, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY ANY INDEMNITEE TO THE EXTENT THAT ANY LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES INCURRED BY SUCH INDEMNITEE (1) ARISE FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (2) ARISE FROM ACTS OR EVENTS THAT OCCUR AT THE PROPERTY AFTER FORECLOSURE OR OTHER TAKING OF TITLE TO SUCH PROPERTY BY AN INDEMNITEE. BORROWER SHALL IMMEDIATELY PAY TO ADMINISTRATIVE AGENT UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF EACH SECURITY DOCUMENT.
Section 12.2    Form of Documents. The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement and any of the other Loan Documents shall be subject to Administrative Agent’s reasonable approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.
Section 12.3    No Third Parties Benefited. No Person other than Administrative Agent, Lenders, and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents, unless such Person is a party thereto.
Section 12.4    Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service,

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charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.
Section 12.5    Attorney-in-Fact. Borrower hereby irrevocably appoints and authorizes Administrative Agent, as Borrower’s attorney‑in‑fact, following a Default, which agency is coupled with an interest, to execute and/or record in Administrative Agent’s or Borrower’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lenders’ interest under any of the Loan Documents.
Section 12.6    Actions. Borrower agrees that Administrative Agent, in exercising the rights, duties or liabilities of Administrative Agent, Lenders, or Borrower under the Loan Documents, may, following a Default, commence, appear in or defend any action or proceeding purporting to affect the Property, or the Loan Documents and Borrower shall immediately reimburse Administrative Agent upon demand for all such expenses so incurred or paid by Administrative Agent, including, without limitation, reasonable attorneys’ fees and expenses and court costs.
Section 12.7    Right of Contest. Borrower may contest in good faith any claim, demand, levy or assessment by any Person other than Administrative Agent or Lenders which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Administrative Agent determines is not prejudicial to Administrative Agent or any Lender, and does not impair the rights of Administrative Agent or any Lender under any of the Loan Documents; and (b) Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful. Borrower’s strict compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.
Section 12.8    Relationship of Parties. The relationship of Borrower, Administrative Agent, and Lenders under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertakes nor assume any responsibility or duty to either Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.
Section 12.9    Delay Outside Lender’s Control. No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock‑out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.

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Section 12.10    Attorneys’ Fees and Expenses; Enforcement. If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower, then Borrower shall immediately pay to Administrative Agent or such Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Administrative Agent or such Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.
Section 12.11    Amendments and Waivers.
(a)    Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence, Administrative Agent, shall be authorized on behalf of all Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.2(c), up to a maximum of three (3) times per calendar year.
(b)    Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of Lenders (or Administrative Agent at the written direction of Lenders), do any of the following:
(i)    increase the Commitments of Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 12.12) or subject Lenders to any additional obligations;
(ii)    reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loan;
(iii)    except for waivers permitted under Section 12.11(a), reduce the amount of any fees payable to Lenders hereunder;
(iv)    except for waivers permitted under Section 12.11(a), postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor;
(v)    change the Pro Rata Shares (excluding any change as a result of an assignment of Commitments permitted under Section 12.12);

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(vi)    amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;
(vii)    modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;
(viii)    release any Guarantor from its obligations under the Guaranty;
(ix)    waive a Default under Section 10.1(a); or
(x)    release or dispose of any Collateral unless released or disposed of as permitted by, and in accordance with, Section 11.7, or as otherwise expressly permitted under this Agreement.
(c)    Amendment of Administrative Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action, shall affect the rights or duties of Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing by Administrative Agent in accordance with the terms of this Section, notwithstanding any attempted cure or other action by Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon Borrower shall entitle Borrower to other or further notice or demand in similar or other circumstances.
Section 12.12    Successors and Assigns.
(a)    Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders (and any such assignment or transfer to which all of Lenders have not consented shall be void).
(b)    Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder. No Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations

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under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender, (iii) reduce the rate at which interest is payable thereon, (iv) release all or substantially all of the Collateral without replacement thereof other than as permitted in accordance with the terms of the Loan Documents, or (v) changes to the definition of Minimum DSCR Hurdle and/or Requisite Lenders, each as set forth in this Agreement. An assignment or other transfer which is not permitted by subsection (c) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).
(c)    Assignments. Any Lender may with the prior written consent of the Administrative Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Note; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Potential Default shall exist or (y) in the case of an assignment to another Lender or an affiliate of another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000.00 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance, of at least $10,000,000.00, and (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangement so the new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500.00. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective Affiliates or subsidiaries.
(d)    Tax Withholding. At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, shall furnish Administrative Agent and Borrower with a properly completed executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from

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United States withholding taxes on all payments hereunder. At all times each Lender shall own or beneficially own a Note, such Lender shall (i) promptly provide to Administrative Agent and Borrower a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Lender, and (ii) comply at all times with all applicable United States laws and regulations, including all provisions of any applicable tax treaty, with regard to any withholding tax exemption claimed with respect to any payments on the Loan. If any Lender cannot deliver such form, then Borrower may withhold from payments due under the Loan Documents such amounts as Borrower is able to determine from accurate information provided by such Lender are required by the Internal Revenue Code.
(e)    Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.
(f)    Information to Assignee, Etc. A Lender may furnish any information concerning Borrower, any subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) but shall advise them that any such information that is not publicly available is confidential. In connection with such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.
(g)    Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except Borrower except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(h)    USA Patriot Act Notice; Compliance. In order for Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, Administrative Agent may request, and such Lender shall provide to Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for Administrative Agent to comply with federal law.”
Section 12.13    Capital Adequacy; Additional Costs.
(a)    Capital Adequacy. If any Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) calendar days after written demand by such Lender or such Participant, pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.
(b)    Additional Costs. In addition to, and not in limitation of the immediately preceding clause (a), Borrower shall promptly pay to Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans or hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without

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limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).
(c)    Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Lender to make or continue, LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 12.13(g) shall apply).
(d)    Notification and Determination of Additional Costs. Each of Administrative Agent, each Lender, and each Participant, as the case may be, agrees to notify Borrower of any event occurring after the Effective Date entitling Administrative Agent, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of Administrative Agent, any Lender or any Participant to give such notice shall not release Borrower from any of its obligations hereunder. Administrative Agent, each Lender and each Participant, as the case may be, agrees to furnish to Borrower (and in the case of a Lender or a Participant to Administrative Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by Administrative Agent, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.
(e)    Suspension of Libor Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any LIBO Rate Period:
(i)    Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBO Rate, or
(ii)    Administrative Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such LIBO Rate Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such LIBO Rate Period;
then Administrative Agent shall give Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and

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shall not, make additional LIBOR Loans, or continue LIBOR Loans and Borrower shall, on the last day of each current LIBO Rate Period for each outstanding LIBOR Loan, either prepay such Loan or convert such Loan into a Variable Rate Loan.
(f)    Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify Borrower thereof (with a copy of such notice to Administrative Agent) and such Lender’s obligation to make or continue, or to convert Loans into LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 12.13(g) shall be applicable).
(g)    Treatment of Affected Loans. If the obligation of any Lender to make LIBOR Loans or to continue LIBOR Loans shall be suspended pursuant to Section 12.13(c), Section 12.13(e), or Section 12.13(f) then such Lender’s LIBOR Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current LIBO Rate Period(s) for LIBOR Loans (or, in the case of a conversion required by Section 12.13(c), Section 12.13(e), or Section 12.13(f) on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 12.13 that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s LIBOR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Variable Rate Loans; and
(ii)    all Loans that would otherwise be made or continued by such Lender as LIBOR Loans shall be made or continued instead as Variable Rate Loans, and all Variable Rate Loans of such Lender that would otherwise be converted into LIBOR Loans shall remain as Variable Rate Loans.
If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in Section 12.13(c) or 12.13(f) that gave rise to the conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding LIBO Rate Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts and LIBO Rate Periods) in accordance with their respective Commitments.
(h)    Change of Lending Office. Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 2.6.(g), 12.13(a) through (e) or 12.13(g) to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as

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determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
(i)    Assumptions Concerning Funding LIBOR Loans. Calculation of all amounts payable to a Lender under this Section 12.13 shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant LIBO Rate Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.
(j)    Affected Lenders. If (a) a Lender requests compensation pursuant to this Section 12.13, and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to subsection (c) above, but the obligation of the Requisite Lenders shall not have been suspended under such subsection, then, so long as there does not then exist any Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment and outstanding portion of the Loan to an Eligible Assignee subject to and in accordance with the provisions of Section 12.12 for a purchase price equal to (x) the aggregate principal balance of all Loans then owing to the Affected Lender, plus (y) any accrued but unpaid interest and fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. Each of Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Administrative Agent, such Affected Lender nor any other Lender nor any Titled Agent be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at Borrower’s sole cost and expense and at no cost or expense to Administrative Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement with respect to any period up to the date of replacement..
Section 12.14    Lender’s Agents. Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents. Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.
Section 12.15    Tax Service. Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Administrative Agent.
Section 12.16    Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY THEN-APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF

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ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.
Section 12.17    Severability. If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.
Section 12.18    Time. Time is of the essence of each and every term of this Agreement.
Section 12.19    Headings. All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.
Section 12.20    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents and Other Related Documents consent to the jurisdiction of any federal or state court located in New York, New York, or the State of Florida having proper venue and also consent to service of process by any means authorized by New York, Florida or federal law.
Section 12.21    Integration; Interpretation. This Agreement completely amends, restates and replaces the Original Loan Agreement. The Loan Documents and Other Related Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents and Other Related Documents shall not be modified except by written instrument

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executed by all parties. Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent in writing.
Section 12.22    Joint and Several Liability. The liability of all persons and entities obligated in any manner under this Agreement, any of the Loan Documents or Other Related Documents, other than Administrative Agent and/or Lenders, shall be joint and several.
Section 12.23    Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
Section 12.24    Electronic Delivery of Certain Information.
(a)    Documents required to be delivered pursuant to the Loan Documents may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article II or any notices to Borrower and (B) Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the certificate required by Section 9.2 to Administrative Agent and shall deliver paper copies of any documents to Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender. Except for the certificates required by Section 9.2, Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

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(b)    Documents required to be delivered pursuant to Article II may be delivered electronically to a website provided for such purpose by Administrative Agent pursuant to the procedures provided to Borrower by Administrative Agent.
Section 12.25    Public/Private Information. Borrower and Operating Lessee shall cooperate, with Administrative Agent in connection with the publication of certain materials and/or information provided by or on behalf of Borrower or the other Loan Parties. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of Borrower or the other Loan Parties to Administrative Agent and Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to Borrower, the other Loan Parties or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”. Notwithstanding the foregoing, any information regarding the Guarantor that is not publicly available will be deemed “Private Information”, whether or not designated as such by Borrower or Guarantor. Administrative Agent shall not disseminate to the public, and will advise Lenders not to disseminate to the public (including in connection with a syndication described in Section 12.27) any Information Materials that are designated as “Private Information” or deemed “Private Information” hereunder. The foregoing shall not, however, limit Administrative Agent’s ability to share any “Private Information” with any Lenders, Participants, potential Lenders or potential Participants.
Section 12.26    USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.
Section 12.27    Syndication Cooperation. Administrative Agent and Lenders, shall have the unfettered right to sell, assign, transfer, encumber, pledge or otherwise dispose of, participate or syndicate the Loan, in whole or in part either contemporaneously with the closing thereof or thereafter. In addition, Administrative Agent and Lenders may sell or syndicate all or a portion of the Loan by certificates, participations, securities or pari passu notes evidencing whole or component interests therein, through one or more public or private offerings, including, without limitation, a “syndication,” but not a “securitization.” Borrower and Guarantor shall cooperate with Administrative Agent, Lenders, and their affiliates with any such transaction by, without limitation, cooperating with the following upon request, either before or after closing as applicable: (a) separating the Loan into two or more separate notes and/or participation interests including, but not limited to, separate senior and junior notes, participations or components. Such notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates equals the Effective Rate as of the closing of the Loan. Partial prepayments of principal may cause

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the weighted average Effective Rate to change over time due to the non pro-rata allocation of such prepayments between any such separate notes, participations or components; (b) obtaining ratings from two or more rating agencies; (c) making or causing to be made non-material changes or modifications to the Loan documentation, organizational documentation, opinion letters and other documentation; (d) reviewing and assisting in the preparation of offering materials (including a confidential information memorandum) relating to the Collateral Property, Borrower, Guarantor, and the Loan and making with regard to such offering materials certain indemnifications, representations and warranties (including a standard Rule 10b-5 representation and warranty) in both a customary authorization to distribute (to be signed by Borrower) and the Loan Documents; and (f) delivering updated information on Borrower, Guarantor, and the Property.
Section 12.28    Operating Lessee – No Liability. Administrative Agent and Lenders hereby acknowledges that Operating Lessee is not liable for the indebtedness evidenced by the Note.
Section 12.29    Assignment of Loan Documents. At Borrower's request, upon (a) Borrower's repayment of the Obligations in full, whether by prepayment or otherwise and (b) payment by Borrower of Administrative Agent’s and Lenders’ counsel fees, disbursements and other costs, if any, and provided Borrower (i) refinances the Loan through any institution other than Wells Fargo Bank, National Association, or (ii) sells the Property, and an institution other than Wells Fargo Bank, National Association is involved in the financing of such sale, Administrative Agent will endeavor to cause Lenders to deliver to Borrower or Borrower's designee an assignment of each Note (or an affidavit of lost note, as applicable), the Mortgage, this Agreement, and the other Loan Documents, without recourse, representation or warranty, duly endorsed by Administrative Agent or Lenders, as applicable, to Borrower's designee, in recordable form as appropriate, as well as all appropriate UCC termination statements and the release and termination of all other security for the Loan. Borrower shall pay all of Administrative Agent’s and Lenders’ costs and expenses incurred in connection with the foregoing. In addition thereto, in the event of a partial reconveyance, Administrative Agent agrees to endeavor to cause Lenders to enter into such reasonable and customary severance arrangements to accomplish the foregoing. Notwithstanding anything to the contrary, in no event will Administrative Agent or Lenders be required to comply with the foregoing if such compliance would reasonably be expected to (a) result in any loss or liability to Administrative Agent or Lenders, (b) impair Administrative Agent’s or Lenders’ rights or remedies under the Loan Documents or (c) adversely affect the liens contemplated by the Loan Documents, if and to the extent that such liens will remain in existence following the assignment(s) contemplated above.
[SIGNATURES FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Loan Agreement as of the date appearing on the first page hereof.
“ADMINISTRATIVE AGENT”
WELLS FARGO BANK, NATIONAL ASSOCIATION

By: __/s/ Mark F. Monahan_________________
Name: Mark F. Monahan
Title: Senior Vice President

Administrative Agent’s Address:
Wells Fargo Bank, N.A.
1750 H Street, NW, #550
Washington, D.C. 20006
Attn: Mark F. Monahan
Telecopy Number:    (202) 429-2985
Telephone Number:    (202) 303-3017
With a copy to:
Wells Fargo Bank, N.A.
Hospitality Finance Group
2030 Main Street, Suite 800
Irvine, CA 92614
Attention: Rhonda Friedly
Telecopy Number:    (949) 251-4383
Telephone Number:    (866) 935-8304
[Signatures continue on the following page.]

Signature Page to Amended and Restated Loan Agreement

Loan No. 1013507

“BORROWER”

RP HOTEL HOLDINGS, LLC,
a Delaware limited liability company
By:    ___/s/ Graham J. Wootten_____________
Name:    Graham J. Wootten
Title:    Vice President and Secretary

Borrower’s Address

Chesapeake Lodging Trust
1997 Annapolis Exchange Parkway
Suite 410
Annapolis, MD 21401
Attention: Graham J. Wootten
Telecopy Number:    (410) 972-4180
Telephone Number:    (410) 972-4144
[Signatures continue on the following page.]

Signature Page to Amended and Restated Loan Agreement

Loan No. 1013507

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: ___/s/ Mark F. Monahan_________________
Name: Mark F. Monahan
Title: Senior Vice President

Lender’s Address:
Wells Fargo Bank, N.A.
1750 H Street, NW, #550
Washington, D.C. 20006
Attn: Mark F. Monahan
Telecopy Number:    (202) 429-2985
Telephone Number:    (202) 303-3017
With a copy to:
Wells Fargo Bank, N.A.
Hospitality Finance Group
2030 Main Street, Suite 800
Irvine, CA 92614
Attention: Rhonda Friedly
Telecopy Number:    (949) 251-4383
Telephone Number:    (866) 935-8304

Signature Page to Amended and Restated Loan Agreement

Loan No. 1013507

JOINDER BY OPERATING LESSEE
The undersigned, as Operating Lessee under the foregoing Agreement, hereby joins in and executes the Agreement solely for the purposes of acknowledging and agreeing to its obligations expressly set forth therein.

“OPERATING LESSEE”

RP HOTEL OPERATING CO., INC.,
a Delaware limited liability company

By:    ___/s/ Graham J. Wootten_____________
Name:    Graham J. Wootten
Title:    Vice President and Secretary

Operating Lessee Joinder to Amended and Restated Loan Agreement